THIRD AMENDMENT AND RESTATEMENT
                             OF THE
                      SPARTECH CORPORATION
                401(k) SAVINGS & INVESTMENT PLAN


























                                                        June 1998
                THIRD AMENDMENT AND RESTATEMENT
                             OF THE
                      SPARTECH CORPORATION
                401(K) SAVINGS & INVESTMENT PLAN

                       TABLE OF CONTENTS

ARTICLE I. -- DEFINITIONS                                       2
     1.1   Administrator                                        2
     1.2   Affiliated Employer                                  2
     1.3   Anniversary Year                                     2
     1.4   Beneficiary                                          2
     1.5   Benefits                                             2
     1.6   Code                                                 2
     1.7   Company                                              2
     1.8   Company Elective Contributions                       2
     1.9   Company Elective Contributions Account               2
     1.10  Company Profit-Sharing Contributions                 2
     1.11  Company Profit-Sharing Contributions Account         3
     1.12  Compensation                                         3
     1.13  Defined Benefit Plan                                 3
     1.14  Defined Contribution Plan                            3
     1.15  Determination Date                                   3
     1.16  Distribution Account                                 3
     1.17  Effective Date                                       3
     1.18  Elective Contributions                               3
     1.19  Eligible Employee                                    3
     1.20  Employee                                             4
     1.21  Employee Savings Contributions                       4
     1.22  Employee Savings Contributions Account               4
     1.23  Employee Savings Contributions Agreement             4
     1.24  Employment Commencement Date                         4
     1.25  Entry Date                                           4
     1.26  Excess Aggregate Contributions                       4
     1.27  Excess Contributions                                 4
     1.28  Excess Employee Savings Contributions                4
     1.29  Family Member                                        4
     1.30  Five Percent Owner                                   5
     1.31  Highly Compensated Employee                          5
     1.32  Highly Compensated Former Employee                   6
     1.33  Highly Compensated Participant                       6
     1.34  Highly Compensated Participant Group                 6
     1.35  Hour of Service                                      6
     1.36  Income                                               8
     1.37  Key Employee                                         8
     1.38  Matching Contributions                               8
     1.39  Matching Contribution Account                        8
     1.40  Month of Service                                     9
     1.41  Non-Highly Compensated Employee                      9
     1.42  Non-Highly Compensated Participant Group             9
     1.43  Normal Retirement Date                               9
     1.44  One Percent Owner                                    9
     1.45  Participant                                          9
     1.46  Plan                                                 9
     1.47  Plan Year                                            9
     1.48  Qualified Domestic Relations Order                   9
     1.49  Regulation                                           9
     1.50  Required Beginning Date                              9
     1.51  Rollover Contributions                              10
     1.52  Rollover Contributions Account                      10
     1.53  Section 414(s) Compensation                         10
     1.54  Section 415 Compensation                            10
     1.55  Top Heavy Plan Year                                 11
     1.56  Top Paid Group                                      11
     1.57  Total and Permanent Disability                      12
     1.58  Trustee                                             12
     1.59  Trust                                               12
     1.60  Valuation Date                                      12
     1.61  Voluntary Contributions                             12
     1.62  Voluntary Contributions Account                     12
     1.63  Year of Service                                     12

ARTICLE II. -- ADMINISTRATION                                  13
     2.1   Administrator Responsibility                        13
     2.2   Powers and Duties                                   13

ARTICLE III. -- ELIGIBILITY AND PARTICIPATION                  15
     3.1   Eligibility                                         15
     3.2   Requalification                                     15
     3.3   Term of Participation                               15
     3.4   Errors in Inclusion or Exclusion                    15

ARTICLE IV. -- CONTRIBUTIONS                                   17
     4.1   Company Contributions                               17
     4.2   Employee Savings Contributions                      17
     4.3   Excess Employee Savings Contributions               17
     4.4   Procedure for Making Employee Savings
           Contributions                                       18
     4.5   No Voluntary Contributions                          19
     4.6   Timing of Contributions                             19
     4.7   Crediting of Contributions                          19
     4.8                                                       20

ARTICLE V. -- ACCOUNTING                                       21
     5.1   Crediting Contributions                             21
     5.2   Establishing and Maintaining Accounts               21
     5.3   Valuation                                           22
     5.4   Allocation of Earnings                              22
     5.5   Allocation of Contributions                         22
     5.6   Allocation of Company Contributions                 22
     5.7   Section 415 Definitions                             23
     5.8   Defined Contribution Limitation                     26
     5.9   Combined Defined Contribution Defined
           Benefit Limitation                                  26
     5.10  Treatment of Excess Amounts                         26
     5.11  Participant Account Statements                      27

ARTICLE VI. -- INVESTMENTS                                     28
     6.1   Funds                                               28
     6.2   Participant Direction of Contributions              28
     6.3   Participant Direction of Accounts                   28
     6.4   Administrator Direction                             29
     6.5   Reduction of Accounts                               29
     6.6   Credits                                             29
     6.7                                                       29
     6.8                                                       29


ARTICLE VII. -- RETIREMENT DATE AND BENEFITS                   31
     7.1   Retirement                                          31
     7.2   Distribution of Retirement Benefits                 31
     7.3   Value of Retirement Benefits                        31

ARTICLE VIII. -- DEATH BENEFITS                                32
     8.1   Distribution of Death Benefits                      32
     8.2   Value of Death Benefits                             32
     8.3   Beneficiary Designation                             32
     8.4   No Designation of Beneficiary                       32

ARTICLE IX. -- DISABILITY BENEFITS                             33
     9.1   Distribution of Disability Benefits                 33
     9.2   Value of Disability Benefits                        33

ARTICLE X. -- SEVERANCE BENEFITS                               34
     10.1  Severance                                           34
     10.2  Leaves of Absence                                   34
     10.3  Distributions                                       34
     10.4  Value of Benefits                                   34
     10.5  Restoration of Accounts                             35

ARTICLE XI. -- DISTRIBUTION OF BENEFITS                        37
     11.1  Timing of Distribution                              37
     11.2  Commencement of Distribution                        37
     11.3  Medium of Distribution                              37
     11.4  Mailing Address                                     37
     11.5  Form of Distribution                                37
     11.6  Death Benefits                                      37
     11.7  Installment Distribution                            39
     11.8  Distribution Combination                            40
     11.9  Distribution Accounts                               40
     11.10 Joint and Survivor Annuity                          41
     11.11 Pre-Retirement Survivor Annuity                     41
     11.12 Waiver of Joint and Survivor Annuity                42
     11.13 Waiver of Pre-Retirement Survivor Annuity           43
     11.14 Payment of Benefit After Waiver of Annuity          43
     11.15 Payment to Minors                                   44
     11.16 Lost Beneficiary                                    44
     11.17 Domestic Relations Order                            45
     11.18                                                     46
     11.19 Hardship Distributions                              46
     11.20 Distribution at Age Fifty-Nine and a Half           48
     11.21 Rollover Distributions                              48

ARTICLE XII. -- AMENDMENT AND TERMINATION                      50
     12.1  Reservation of Right to Amend                       50
     12.2  Reservation of Right to Terminate                   50
     12.3  Complete Termination                                50
     12.4  Partial Termination                                 50

ARTICLE XIII. -- TOP HEAVY RULES                               51
     13.1  Definitions                                         51
     13.2  Minimum Contributions                               52
     13.3  Make-Up Contributions                               52
     13.4  Top Heavy Vesting Schedule                          52
     13.5  Determination of Top Heavy Status                   53

ARTICLE XIV. -- LIMITATIONS ON ELECTIVE CONTRIBUTIONS          54
     14.1  Actual Deferred Percentage Test                     54
     14.2  Actual Deferred Percentage                          54
     14.3  Considered Participants                             55
     14.4  Aggregation of Plans                                55
     14.5  Participation in More Than One Plan                 55
     14.6  Return of Contributions                             55

ARTICLE XV. -- LIMITATIONS ON MATCHING CONTRIBUTIONS           57
     15.1  Actual Contributions Percentage Test                57
     15.2  Aggregation of Plans                                58
     15.3  Participation in More Than One Plan                 58
     15.4  Considered Participants                             58
     15.5  Return of Contributions                             58
     15.6  Return of Less Than All Excess Contributions        58
     15.7  Considered Contributions                            58
     15.8  Elective Contributions                              59

ARTICLE XVI. -- ALLOCATION OF DUTIES                           60
     16.1  Trustees Powers and Duties                          60
     16.2  Allocation of Powers and Duties                     60
     16.3  Reliance                                            60
     16.4  Multiple Capacities                                 60

ARTICLE XVII. -- MISCELLANEOUS PROVISIONS                      61
     17.1  Exclusive Benefit                                   61
     17.2  Construction                                        61
     17.3  Employment Rights                                   61
     17.4  Non-Alienation                                      61
     17.5  Successor to Company                                61
     17.6  Merger                                              61
     17.7  Terms Binding on Successors                         62
     17.8  Expenses                                            62
     17.9  Adoption by Other Employers                         62
     17.10 Gender                                              62
     17.11 Loans                                               62
     17.12 Mistaken Contributions                              63




                THIRD AMENDMENT AND RESTATEMENT
                             OF THE
     SPARTECH CORPORATION 401(k) SAVINGS & INVESTMENT PLAN


     This Plan document executed on June 10, 1998 by the Company,

                          WITNESSETH:

     WHEREAS, the Company established the Plan on May 3, 1985; and

     WHEREAS, the Plan was amended and restated on January 15, 1990 effective January 1, 1987 and on December 24, 1994 effective January 1, 1987; and

     WHEREAS, the Plan, as amended and restated on December 24, 1994, was amended effective January 1, 1995; January 1, 1996; September 27, 1996; and August 22, 1997; and

     WHEREAS, the Company wants to again amend and restate the Plan; and

     WHEREAS, the adoption and execution of this amended and restated Plan document have been approved by the Board of Directors of the Company;

     NOW, THEREFORE, the Company amends the Plan by deleting it in its entirety and restating it, effective January 1, 1997, unless otherwise provided, as follows:
                            ARTICLE I. -- DEFINITIONS

     As used herein, unless otherwise defined or required by the context, the following words and phrases used in the Plan shall have the meanings indicated. Some of the words and phrases used in the Plan are not defined in this Article, but, for convenience, are defined as they are introduced into text.

     1.1  "Administrator".1   Administrator means the Company.

     1.2 "Affiliated Employer".2 AffiliatedEmployer means the Company and any corporation which is a member of a controlled group of corporations (as defined in Code section 414(b)) which includes the Company; any trade or business (whether incorporated) which is under common control (as defined in Code section 414(c)) with the Company; any organization (whether incorporated) which is a member of an affiliated service group (as defined in Code section 414(m)) which includes the Company; and any other entity required to be aggregated with the Company pursuant to Regulations under Code section 414(o).

     1.3  "Anniversary Year".3     AnniversaryYear means an Employee's annual
period of employment with the Company commencing on his Employment Commencement Date.

     1.4  "Beneficiary".4     Beneficiary is the person designated by a
Participant who is or may become entitled to Benefits under the Plan. A Beneficiary who becomes entitled to Benefits under the Plan shall remain a Beneficiary under the Plan until the Trustee has fully distributed his Benefits to him. A Beneficiary's right to (and the Administrator's and/or the Trustee's duty to provide to the Beneficiary) information or data concerning the Plan shall not arise until he first becomes entitled to receive Benefits under the Plan.

     1.5  "Benefits".5   Benefits means the amount standing in the Participant's
Accounts as of any date.

     1.6 "Code".6 Code means the Internal Revenue Code of 1986, as amended, or any successor statute.

     1.7  "Company".7    Company means Spartech Corporation, a Delaware
corporation, and any other corporation which adopts the Plan with the approval of the board of directors of the Company.

     1.8 "Company Elective Contributions".8 CompanyElectiveContributions means the contributions made by the Company pursuant to Subsection 4.1(c).

     1.9  "Company Elective Contributions Account".9
CompanyElectiveContributionsAccount means the separate account established for each Participant to which Company Elective Contributions are credited.

     1.10 "Company Profit-Sharing Contributions".10    CompanyProfit-
SharingContributions means those contributions made by the Company pursuant to Subsection 4.1(d).
     1.11 "Company Profit-Sharing Contributions Account".11 CompanyProfit-SharingContributionsAccount means the separate account established for each Participant to which Company Profit-Sharing Contributions are credited.

     1.12 "Compensation".12   Compensation means, with respect to any
Participant, the total amount paid by the Company during any Plan Year as remuneration for services rendered by a Participant for the Company. Compensation shall not include director's fees, amounts contributed by the Company to retirement, pension, profit-sharing or similar plans and payments by the Company for group insurance, hospitalization, accident and like benefits. For purposes of this Section, the determination of Compensation shall be made with regard to salary reduction contributions made on behalf of a Participant under Code section125, 402(e), 402(h)(1)(B) and 403(b). Compensation in excess of $150,000 shall be disregarded. Such amount shall be adjusted at the same time and in such manner as permitted under Code section401(a)(17)(B).

     1.13 "Defined Benefit Plan".13     DefinedBenefitPlan means a retirement
plan which does not provide for individual accounts for Company contributions. The Administrator shall treat all Defined Benefit Plans ever maintained by the Affiliated Employer as a single plan.

     1.14 "Defined Contribution Plan".14     DefinedContributionPlan means a
retirement plan which does provide for individual accounts for Company contributions. The Administrator shall treat all Defined Contribution Plans ever maintained by the Affiliated Employer as a single plan.

     1.15 "Determination Date".15 DeterminationDate means, with respect to any Plan Year, the last day of the preceding Plan Year, or, in the case of the Plan's initial Plan Year, the last day of such Plan Year.

     1.16 "Distribution Account".16     DistributionAccount means the separate
account established for each Participant or Beneficiary receiving Benefits pursuant to Section 11.5(b).

     1.17 "Effective Date".17 EffectiveDate means January 1, 1997.

     1.18 "Elective Contributions".18   ElectiveContributions mean Employee
Savings Contributions. For each Plan Year, the Company may elect either to include all or a portion of the Matching and Company Elective Contributions made pursuant to Article 4 for such Plan Year, if any as Elective Contributions, or to include such contributions or portion thereof in the numerator of the fraction described in Section 15.1. Provided, however, that Matching Contributions may only be treated as Elective Contributions if such Contributions are fully vested under Section 10.4.

     1.19 "Eligible Employee".19   EligibleEmployee means an Employee who has
attained age twenty-one and who has completed six consecutive Months of Service.

     Employees whose employment is governed by the terms of a collective bargaining agreement between the Employee representatives (within the meaning of Code section 7701(a)(46)) and the Company under which retirement benefits were the subject of good faith bargaining between the parties, unless such agreement expressly provides for such coverage in the Plan, shall not be eligible to participate in the Plan.

     1.20 "Employee".20 Employee means any person in the employment of the Company or of any other employer required to be aggregated with the Company under Code section 414(b), (c), (m) or (o). Employee shall include leased employees within the meaning of Code section 414(n)(2) and 414(o)(2) unless such leased employees are covered by a plan described in Code section 414(n)(5) and such leased employees do not constitute more than twenty percent of the Company's Employees who are not Highly Compensated Employees.

     1.21 "Employee Savings Contributions".21     EmployeeSavingsContributions
means the contributions made by a Participant pursuant to Section 4.2.

     1.22 "Employee Savings Contributions Account".22
EmployeeSavingsContributionsAccount means the separate account established for each Participant to which Employee Savings Contributions are credited.

     1.23 "Employee Savings Contributions Agreement".23
EmployeeSavingsContributionsAgreement means the agreement made by a Participant to make Employee Savings Contributions under Section 4.2.

     1.24 "Employment Commencement Date".24 EmploymentCommencementDate means that date upon which an Employee first performs an Hour of Service.

     1.25 "Entry Date".25     EntryDate means the first day of each calendar
month of a Plan Year.

     1.26 "Excess Aggregate Contributions".26     ExcessAggregateContributions
means, with respect to any Plan Year, the excess of the aggregate amount of Contributions made on behalf of the Highly Compensated Partici-pant Group for such Plan Year, over the maximum amount of such Contributions permitted as provided under Section 15.2.

     1.27 "Excess Contributions".27     ExcessContributions means, with respect
to a Plan Year, the excess Elective Contributions made on behalf of the Highly Compensated Participants for the Plan Year over the maxi-mum amount of such Contributions permitted under Section 14.1.

     1.28 "Excess Employee Savings Contributions".28 ExcessEmployeeSavingsContributions means, with respect to any taxable year of a Participant, the excess of the aggregate amount of such Participant's Employee Savings Contri-butions actually made on behalf of such Participant for such taxable year, over the dollar limitation provided in Code section 401(g) and the Regulations thereunder.

     1.29 "Five Percent Owner".29 FivePercentOwner means an individual who owns, or who is considered as owning, within the meaning of Code section 318, more than five percent of the outstanding stock of the Company or stock possessing more than five percent of the total combined voting power of all stock of the Company. For purposes of determining ownership under this section, the aggregation rules of Code section 414(b), (c), (m) or (o) shall not apply.
     1.30 "Highly Compensated Employee".30   HighlyCompensatedEmployee means an
individual who is an Employee during the determination year, and who, during the look-back year:

          (a)  Is a Five Percent Owner;

          (b) Receives Section 415 Compensation from the Company in excess of $80,000;

          (c) If elected by the Company for a Plan Year, is in the Top Paid Group of Employees;

     If the Employee satisfies the definition in clause (b) or (c) in the determination year but not during the look-back year and does not satisfy clause
(a) in any period, the Employee is a Highly Compensated Employee only if he is one of the 100 Employees paid the greatest Section 415 Compensation during the determination year.

     For purposes of this Section and Section 1.31, the "determination year" shall be the Plan Year and the "look-back year" shall be the twelve month period immediately preceding the determination year.

     For purposes of this Section, the determination of Section 415 Compensation shall be based on Section 415 Compensation which is actually paid and shall be made without regard to Code section 125 and 402(h)(1)(B). Additionally the dollar threshold amounts specified in (b) above shall be adjusted at such time and in such manner as is provided in Regulations. In the case of such an adjustment, the dollar limits which shall be applied are those for the calendar year in which the Plan Year or the immediately preceding twelve month period begins.

     The Administrator must make the determination as to who is a Highly Compensated Employee, including the determinations of the number and identity of the Top Paid Group, the top 100 paid Employees and the relevant Section 415 Compensation, consistent with Code section 414(q) and the Regulations under that Code section. The Company may make a calendar year election to determine the Highly Compensated Employees for the determination year, as prescribed by Regulations. A calendar year election must apply to all plans and arrangements of the Company.

     In determining who is a Highly Compensated Employee, all Affiliated Employers shall be taken into account as a single employer and leased employees within the meaning of Code sections 414(n)(2) and 414(o)(2) shall be considered Employees unless such leased employees are covered by a plan described in Code section 414(n)(5) and are not covered in any qualified plan maintained by the Company.

     1.31 "Highly Compensated Former Employee".31
HighlyCompensatedFormerEmployee means a former Employee who had a separation year prior to the determination year, performs no services for the Company during the determi-nation year and was a Highly Compensated Employee in the year of separation from service or in any determination year after attaining age fifty-five. Notwithstanding the foregoing, an Employee who separated from service prior to 1987 will be treated as a Highly Compensated Former Employee only if, during the separation year (or year preceding the separation year) or any year after the Employee's fifty-fifth birthday, the Employee either received
Section 415 Compensation in excess of $50,000 or was a Five Percent Owner. Highly Compensated Former Employees shall be treated as Highly Compensated Employees.

     1.32 "Highly Compensated Participant".32     HighlyCompensatedParticipant
means any Highly Compensated Employee who is eligible to participate in the Plan.

     1.33 "Highly Compensated Participant Group".33
HighlyCompensatedParticipantGroup means the group of Participants who are Highly Compensated Participants.

     1.34 "Hour of Service".34     HourofService means each hour for which an
Employee is paid, or entitled to payment, for the performance of duties for the Company. These hours will be credited to the Employee for the computation period in which the duties are performed or for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company. If an award of back pay shall apply, Hours of Service shall be credited to the period to which the award applies rather than the period of payment.

     If the Company is a member of an affiliated service group under Code section 414(m), a controlled group of corporations under Code section 414(b), a group of trades or businesses under common control under Code section 414(c) or any other entity required to be aggregated with the Company pursuant to Code section 414(o) and Regulations thereunder, Hours of Service will be credited for any employment for any period of time for other members of such group. Hours of Service will also be credited for any individual as required under Code sections 414(n) or 414(o) and the Regulations thereunder considered an Employee of an Affiliated Employer.

     1.35 "Income".35    Income means the income allocable to excess amounts
which shall equal the sum of the allocable gain or loss for the applicable computation period and the allocable gain or loss for the period between the end of the applicable computation period and the date of distribution ("gap period"). The income allo-cable to excess amounts for the applicable computation period and the gap period is calculated separately and is determined by multiplying the income for the applicable computation period, or the gap period, by a fraction. The numerator of the fraction is the excess amount for the applicable computation period or gap period. The denominator of the fraction is the total account balance attri-butable to Contributions as of the end of the appli-cable computation period or the gap period, reduced by the gain allocable to such total amount for the applicable computation period or the gap period and increased by the loss allocable to such total amount for the applicable computation period or the gap period. The provision of this section shall be applied:

          (a)  For purposes of Section 4.3, by substituting:
               (i) "Excess Employee Savings Contributions" for "excess amounts";

               (ii) "Participant's taxable year" for "applicable computation period";

               (iii)     "Employee Savings Contribution" for "Contributions";
                    and

               (iv) "Participant's Employee Savings Contribution Account" for
                    "account balance".

          (b)  For purposes of Section 14.7(a) by substituting:

               (i)  "Excess Contributions" for "excess amount";

               (ii) "Plan Year" for "applicable computation period";

               (iii)     "Employee Savings and, if applicable, Matching
                    Contributions" for "contributions"; and

               (iv) "Participant's Employee Savings and, if applicable, Matching
                    Contributions Accounts" for account balance".

          (c)  For purposes of Section 15.6, by substituting:

               (i)  "Excess Aggregate Contributions" for "excess amounts";

               (ii) "Plan Year" for "applicable computation period";

     In lieu of the fractional method described above, a safe harbor method may be used to calculate the allocable Income for the gap period. Under such safe harbor method, allocable Income for the gap period shall be deemed to equal ten percent of the Income allocable to excess amounts for the applicable compu-tation period multiplied by the number of calendar months in the gap period. For purposes of determining the number of calendar months in the gap period, a distribution occurring on or before the fifteenth day of the month shall be treated as having been made on the last day of the preceding month and a distribution occurring after such fifteenth day shall be treated as having been made on the first day of the next subsequent month.

     Income allocable to any distribution of Excess Contributions on or before the last day of the taxable year of the Participant shall be calculated from the first day of the taxable year of the Participant to the date on which the distribution is made pur-suant to either the fractional method or the safe harbor method.

     Notwithstanding the above, for applicable computation periods which began in 1987, Income during the gap period shall not be taken into account.
     1.36 "Key Employee".36   KeyEmployee means an Employee as defined in Code
section 416(i) and Regulations thereunder. Generally, any Employee or former Employee (as well as each of his Beneficiaries) is considered a Key Employee if he, at any time during the Plan Year that contains the Determination Date or any of the preceding four Plan Years, has been included in one of the following categories:

          (a) An officer of the Company, as that term is defined within the meaning of Regulations under Code section 416, having annual Section 415 Compensation greater than fifty percent of the amount in effect under Code section 415(b)(1)(A) for any such Plan Year.

          (b) One of the ten Employees having annual Section 415 Compensation from the Company for a Plan Year greater than the dollar limitation in effect under Code section 415(c)(1)(A) for the calendar year in which such Plan Year ends and owning, or considered as owning within the meaning of Code section 318, both more than one-half percent interest and the largest interests in the Company.

          (c)  a Five Percent Owner.

          (d) a One Percent Owner having annual Section 415 Compen-sation from the Company of more than $150,000. In determining whether an individual has
Section 415 Compensation of more than $150,000, Section 415 Compensation from each employer required to be aggregated under Code section 414(b), (c), (m) and
(o) shall be taken into account.

     For purposes of this Section, the determination of Section 415 Compensation shall be based only on Section 415 Compen-sation which is actually paid and shall be made without regard to Code sections 125, 402(a)(8), 402(h)(1)(B) and, in the case of Com-pany contributions made pursuant to a salary reduction agreement, without regard to Code section 403(b).

     1.37 "Matching Contributions".37   MatchingContributions mean those
contributions made by the Company pursuant to Section 4.1(b).

     1.38 "Matching Contribution Account".38 MatchingContributionAccount means the separate account established for each Participant to which Matching Contributions are credited.

     1.39 "Month of Service".39    MonthofService means a calendar month during
any part of which an Employee completed an Hour of Service. An Employee shall receive credit for all Months of Service for employment with wholly owned Subsidiaries of the Company and for all Months of Service with the following corporations:

                    Pawnee Industries, Inc.
                    Hamlin Industries, Inc.
                    Preferred Technical Group, Inc.
                    Plains Plastics, Inc.
                    Portage Industries Corporation

Each month of Qualified Military Service, provided the Employee returns to the employment of the Company in accordance with applicable Federal law, shall be recognized as a Month of Service.

     1.40 "Non-Highly Compensated Employee".40    Non-HighlyCompensatedEmployee
means an Employee who is not a Highly Compensated Employee.

     1.41 "Non-Highly Compensated Participant Group".41     Non-
HighlyCompensatedParticipantGroup means the group of Participants who are Non-Highly Compensated Employees.

     1.42 "Normal Retirement Date".42   NormalRetirementDate means a
Participant's sixty-fifth birthday.

     1.43 "One Percent Owner".43   OnePercentOwner means any person who owns, or
is considered as owning, within the meaning of Code section 318, more than one percent of the outstanding stock of the Company or stock possessing more than one percent of the total combined voting power of all stock of the Company. For purposes of determining ownership under this Section, the aggregation rules of Code section 414(b), (c), (m) or (o) shall not apply.

     1.44 "Participant".44    Participant means any Employee who participates in
the Plan as provided in Section 3.1 and who has not, for any reason, become ineligible to participate further in the Plan.

     1.45 "Plan".45 Plan means this Spartech Corporation 401(K) Savings & Investment Plan, including all amendments thereto.

     1.46 "Plan Year".46 PlanYear means the annual period ending on December 31.

     1.47 "Qualified Domestic Relations Order".47
QualifiedDomesticRelationsOrder means a judgement, decree or order as defined in Code section 414(p).

     1.48 "Qualified Military Service" means Service in the Uniformed Services as defined in Code section 14(u)(5).

     1.49 "Regulation".49     Regulation means Federal income tax regulations as
promulgated by the Secretary of Treasury or his delegate, as amended from time to time.

     1.50 "Required Beginning Date".50 RequiredBeginningDate means April 1 immediately following the close of the calendar year in which the Participant attains age seventy and one-half or in which the Participant retires, or, in the case of a deceased Participant, would have attained age seventy and one-half had he survived. For a Five Percent Owner, "Required Beginning Date" means the April following the close of the calendar year in which the Participant attains age seventy and a half, or, in the case of a deceased Participant, would have attained age seventy and a half had he survived.

     1.51 "Rollover Contributions".51   RolloverContributions means:

          (a) Amounts directly transferred to the Trustee from the trust under a Plan qualified under Code section 401(a).

          (b) Amounts transferred to the Trustee by an Employee who has received such amounts as a distribution from a trust under a plan qualified under Code section 401(a) provided that such amounts may be transferred to the Trustee without Federal income tax consequences to the Employee pursuant to Code section 402(a)(5).

          (c) Amounts directly transferred to the Trustee which are described in Code section 408(d)(a)(3)(ii).

     1.52 "Rollover Contributions Account".52     RolloverContributionsAccount
means the separate account established for each Participant or Employee who or on whose behalf Rollover Contributions are made.

     1.53 "Section 414(s) Compensation".53   Section414(s)Compensation means,
with respect to any Employee, his Employee Savings Contributions plus Section 415 Compensation paid during a Plan Year. The amount of Section 414(s) Compensation with respect to any Employee shall include Section 414(s) Compensation paid during the portion of the Plan Year in which the Employee is eligible to participate in the Plan. The determination of Section 414(s) Compensation shall be made with regard to employees savings contributions made on behalf of an Employee to a plan maintained under Code section 125. Section 414(s) Compensation in excess of $150,000 shall be disregarded. Such amount shall be adjusted at the same time and in the same manner as permitted under Code section 415(d).

     1.54 "Section 415 Compensation".54 Section415Compensation means a Participant's earned income (as described in Code section 401(c)(2) and Regulations thereunder), wages, salary, fees for professional services and other amounts paid during the Plan Year for personal services actually rendered in the course of employment with the Company (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses).
The term "Section 415 Compensation" does not mean:

          (a) (i) Company contributions on behalf of an Employee to a plan of deferred compensation to the extent that, before application of the Code section 415 limitations to such plan, the contributions are not included in the gross income of the Employee for his taxable year in which contributed;

               (ii) Company contributions on behalf of an Employee to a
                    simplified employee pension plan described in Code section 408(k) to the extent such contributions are deductible by the Employee; and

               (iii)     Any distribution from a plan of deferred compensation,
                    regardless of whether such amounts are includible in the gross income of the Employee when distributed, except any amounts received by an Employee pursuant to an unfunded, non -qualified plan to the extent such amounts are includible in the gross income of the Employee.

               (iv) Contributions made by the Employer to a plan of deferred compensation to the extent that all or a portion of such contributions are recharacterized as voluntary employee contributions.

          (b) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock or property held by an Employee becomes either freely transferable or is no longer subject to a substantial risk of forfeiture.

          (c) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option.

          (d) Other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee), or contributions made by a Company (whether or not under a salary reduction agreement) toward the purchase of an annuity contract described in Code section 403(b) (regardless of whether the contributions are excludible from the gross income of the Employee).
Section 415 Compensation shall be limited to $150,000, unless adjusted in the same manner as permitted under Code section 615(d).

     1.55 "Top Heavy Plan Year".55 TopHeavyPlanYear means a Plan Year commencing after December 31, 1983 during which the Plan was top heavy pursuant to Section 13.4.

     1.56 "Top Paid Group".56 TopPaidGroup means the top twenty percent of Employees who performed services for the Company during the applicable year, ranked according to the amount of Section 415 Compensation received from the Company during such year. All Affiliated Employers shall be taken into account as a single employer and leased employees, within the meaning of Code sections 414(n)(2) and 414(o)(2), shall be considered Employees unless such leased employees are covered by a plan described in Code section 414(n)(5) and are not covered in any qualified plan maintained by the Company. For purposes of determining the number of active Employees in any year, the following Employees shall be excluded; however, such Employees shall be considered for the purpose of identifying the particular Employees in the Top Paid Group:

          (a)  Employees with less than six months of service;

          (b) Employees who normally work less than seventeen and a half hours a week;

          (c)  Employees who normally work less than six months during a year.

          (d)  Employees who have not attained age twenty-one.

          (e) Employees who are non-resident aliens and who receive no earned income, within the meaning of Code section 911(d)(6), from the Company constituting United States source income within the meaning of Code section 861(a)(3).

     In addition, if ninety percent or more of the Employees of the Company are covered under agreements the Secretary of Labor finds to be collective bargaining agreements between Employee representatives and the Company, and the Plan covers only Employees who are not covered under such agreements, the Employees covered by such agreements shall be excluded from both the total number of active Employees as well as from the identification of particular Employees in the Top Paid Group.

     1.57 "Total and Permanent Disability".57     TotalandPermanentDisability
means a physical or mental condition of a Participant resulting from bodily injury, disease, or mental disorder which renders him incapable of continuing his usual and customary employment with the Company. The disability of a Participant shall be determined by a licensed physician chosen by the Administrator. The determination shall be applied uniformly to all Participants.

     1.58 "Trustee".58   Trustee means the person or entity named as Trustee
under the Trust.

     1.59 "Trust".59     Trust means the Spartech Corporation 401(k) Savings &
Investment Trust.

     1.60 "Valuation Date".60 ValuationDate means the last day of each Plan Year or other date as agreed to by the Company and the Trustee.

     1.61 "Voluntary Contributions" mean non-deductible Voluntary Contributions made by a Participant pursuant to the Pawnee Industries, Inc. 401(k) Thrift Plan.

     1.62 "Voluntary Contributions Account" means the separate account established for Participants who make Voluntary Contributions.

     1.63 "Year of Service".63     YearofService means the Employee's number of
Months of Service as herein set forth divided by twelve.

                 ARTICLE II. -- ADMINISTRATION

     2.1 The Administrator shall have the sole responsibility for the administration of the Plan. The Administrator shall have full power and authority to administer the Plan and to interpret its provisions. Its decisions, interpretations and administra-tion made in good faith may be relied upon by Employees, the Trustee and all other parties in interest as proper under the Plan. A misstatement or other mistake of fact shall be corrected when it becomes known, and such adjustment shall be made as the Administrator considers equitable and practical.

     2.2 The Administrator shall have the following powers and duties in addition to those specified elsewhere in this Plan document:

          (a) To adopt such uniform and nondiscriminatory regulations and procedures as it shall deem necessary or appropriate to the administration of the Plan.

          (b) To delegate one or more of its duties to another party or parties, provided that the nature of the duties allocated shall be specifically stated.

          (c) To require Plan Participants to furnish all pertinent information. The Administrator may rely on information furnished by a Participant.

          (d) To determine eligibility for participation and Benefits and to certify such information to the Trustee.

          (e) To make determinations as to the right of any person to Benefits. If the Administrator denies a claim for Benefits under the Plan, the claiming Participant or Beneficiary shall receive a written notice setting forth the specific reasons for the denial. The Administrator shall afford the claiming Participant or Beneficiary a reasonable opportunity for a full and fair review of the decision resulting in denial.

          (f) To prepare and distribute, in such manner as the Administrator deems appropriate, reports and information explaining the Plan and the status of a Participant under the Plan.

          (g) To establish procedures to determine whether orders constitute Qualified Domestic Relations Orders and to administer distributions under such orders.

          (h) To determine facts required in the administration of the Plan from information furnished by the Company. Such information shall be certified by the Company and may be relied upon conclusively by the Administrator without inquiry.

          (i) Shall designate an individual to be the agent of the Administrator for service of legal process.
          (j) May employ advisors and counsel, who may be advisors or counsel for the Company, and may arrange for such clerical, accounting and other services as it may require to carry out the provisions of the Plan. Fees for services to the Plan shall be paid by the Trustee unless the Company shall elect to pay the same directly. Fees for services to the Plan shall be billed separately from any fees for services to the Company.

          (k) Shall maintain, or cause to be maintained, all books of account, records and other data as it may deem necessary or advisable for the proper administration of the Plan.

     ARTICLE III. -- ELIGIBILITY AND PARTICIPATIONIII.

     3.1.1 Each Employee who is a Participant on the Effective Date shall remain a Participant. As of and following the Effective Date, each Employee shall become a Participant as of the first Entry Date coinciding with or next following his qualification as an Eligible Employee.

     Any person who is absent from active employment of the Company on the date he would otherwise become a Participant shall automatically become a Participant as of the first day of the month coincident with or next following the date of his return to active employment, subject to the provisions of this Article 3.

     3.2.2 An Employee who previously participated in the Plan and terminated employment with the Company or any Eligible Employee who is absent from active employment with the Company on the date he would otherwise become a Participant, need not requalify under Section 3.1 to again become a Participant but shall participate again immediately upon the date of his reemployment. However, if such Employee terminates his employment for any reason before again completing twelve consecutive months of employment commencing on the date of his reemployment, he shall be deemed retroactively not to have become a Participant and all of his Matching, Company Profit-Sharing and/or Company Elective Contributions Accounts shall be forfeited as of the last day of the Plan Year in which his termination of employment occurs. For purposes of this Section, "date of his reemployment" means the date on which the Employee completes his first Hour of Service following his termination under Section 10.1.

     3.3.3 An Employee who becomes a Participant shall continue to participate in the Plan through the Valuation Date immediately following his death, retirement, becoming Totally and Permanently Disabled or termination under Section 10.1.

     3.4.4 If, in any Plan Year, an Employee who should be included as a Participant is erroneously omitted and discovery of such omission is not made until after Matching, Company Profit-Sharing and/or Company Elective Contributions have been made on his behalf for such Year, the Company shall make subsequent Matching, Company Profit-Sharing and/or Company Elective Matching Contri-butions with respect to the omitted Employee in the amount the Company would have contributed with respect to him had he not been omitted. Such Contributions shall be made regardless of whether they are deductible in whole or in part in any taxable year under applicable provisions of the Code.

     If, in any Plan Year, any person who should not have been included as a Participant is erroneously included and discovery of such incorrect inclusion is not made until after Matching, Company Profit-Sharing and/or Company Elective Contributions for the year have been made, the Company shall not be entitled to recover such Contributions made with respect to the ineligible person regardless of whether a deduction is allowable with respect to such Contributions. In such event, the Matching, Company Profit-Sharing and/or Company Elective Contri-butions, and Income attributable to such Contributions, contri-buted with respect to the ineligible person shall constitute a forfeiture for the Plan Year in which the discovery is made and such Participant's Employee Savings Contributions, and Income attributable to such Contributions, shall be returned to the Participant.

                  ARTICLE IV. -- CONTRIBUTIONS

     4.1.1 For each Plan Year, the Company will contribute to the Trustee for purposes of the Plan the following amounts:

          (a) The amount of Employee Savings Contributions elected by Participants pursuant to Section 4.2

          (b) Matching Contributions in the amount of fifty percent of Employee Savings Contributions made by a Participant. No Matching Contributions shall be made with respect to a Participant's Employee Savings Contributions which exceed six percent of the Participant's Compensation. Matching Contributions, and Income attributed to such Contributions, which are categorized as Excess Contributions and Excess Employee Savings Contributions shall be forfeited as of the last day of the Plan Year for which such Contributions are made.

          (c) Company Elective Contributions in an amount determined by the board of directors of the Company.

          (d) Company Profit-Sharing Contributions in an amount determined by the board of directors of the Company.

In no event shall the Contributions pursuant to this Section 4.1 on account of any fiscal year of the Company exceed the maximum amount deductible from its income for such year under Code section 404 or any successor statute; provided, however, the Company shall make Contributions in excess of the limitations of this Section if such Contributions are necessary to comply with the top heavy minimum contribution rules of Section 13.2.

     4.2.2 Each Participant may elect to have Employee Savings Contributions contributed to the Trustee by the Company in accordance with Section 4.4. Subject to rules promulgated by the Administrator, such Contributions shall not exceed fifteen percent of a Participant's Compensation. A Participant who terminates an election to make Employee Savings Contributions shall not again be eligible to make such contributions until the Valuation Date immediately following termination of the election.

     4.3.3 If a Participant's Employee Savings Contributions under this Plan, together with any elective deferrals (as defined in Regulation 1.402(g)- 1(b)) under another qualified cash or deferred arrangement (as defined in Code section 401(k)), a simpli-fied employee pension (as defined in Code section 408(k)), an employees' savings arrange-ment (within the meaning of Code section 3121(a)(5)(D)), a deferred compensation plan under Code section 457, or a trust described in Code section 501(c)(18) cumulatively exceed the limitation imposed by Code section 402(g) (as adjusted annually in accordance with the method provided in Code section 415(d) pursuant to Regulations) for such Participant's taxable year, the Participant may, not later than March 1 following the close of his taxable year, notify the Administrator in writing of such excess and request that his Employee Savings Contributions under this Plan be reduced by an amount specified by the Participant. In such event, the Administrator may direct the Trustee to distribute such excess amount (and any Income allocable to such excess amount) to the Participant not later than the first April 15th following the close of the Participant's taxable year. Distributions in accordance with this paragraph may be made for any taxable year of the Participant which begins after December 31, 1986. Any distribution of less than the entire amount of Employee Savings Contributions and Income shall be treated as a pro rata distri-bution of Excess Employee Savings Contributions and Income under the Plan for the taxable year. Any distribution on or before the last day of the Participant's taxable year must satisfy each of the following conditions:

          (a) the Participant shall designate the distribution as Excess Employee Savings Contributions;

          (b) the distribution must be made after the date on which the Plan received the Employee Savings Contribution; and

          (c) the Plan must designate the distribution as a distribution of Excess Employee Savings Contributions.

     4.4.4     Employee Savings Contributions shall be made as follows:

          (a) A Participant may commence making Employee Savings Contributions to the Plan at any time following his becoming an Eligible Employee. The Participant shall make such an election by entering into a written Employee Savings Contributions Agree-ment with the Company and filing such agreement with the Administrator. Such election shall initially be effective as soon as practicable follow-ing the acceptance of the Employee Savings Contributions Agreement by the Adminis-trator, shall not have retroactive effect and shall remain in force until revoked; provided, however, the termination of the Participant's employ-ment, or the cessation of participation for any reason, shall be deemed to revoke any Employee Savings Contribution Agreement then in effect, effective immediately following the close of the pay period within which such termination or cessation occurs.

          (b) In accordance with Administrator rules, a Participant may modify a prior election at any time during the Plan Year and concurrently make a new election by filing a written notice with the Administrator at least thirty days (or upon such shorter notice period as may be acceptable to the Administrator) prior to the date for which such modification is to be effective.

          (c) A Participant may elect to prospectively revoke his Employee savings agreement in its entirety at any time during the Plan Year by providing the Administrator with thirty days written notice of such revocation (or upon such shorter notice period as may be acceptable to the Administrator). Such revo-cation shall become effective as of the beginning of the first pay period coincident with or next following the expiration of the notice period.

          (d) If the Administrative Committee determines that the Employee Savings Contributions made by Highly Compensated Employees may violate Code section 401(k), then on such occasion, the Company may change or suspend the amounts by which a Participant's Compensation is deferred pursuant to his Employee Savings Contributions Agreement.

          (e) If the Company changes or suspends its Employee Savings Contributions Agreements in (d) above, then the affected Participants shall continue to participate in the Plan. When the situation which resulted in the change or suspension of the Employee Savings Contributions Agreements described in (d) above ceases to exist, the Employer shall reinstate the Employee Savings Contribu-tions Agreements to the fullest extent possible for all affected Participants in a nondiscriminatory manner.

     All elections must be in writing on a form acceptable to the Admin-istrator and shall be effective in accordance with Adminis-trative rules.

     4.5.5 A Participant may not make voluntary, after-tax Contributions to the Plan.

     4.6.6 The Company may make Contributions from time to time during its fiscal year. However, all Company and Matching Contributions must be paid to the Trustee on or before the last day for filing the Company's Federal income tax return, including extensions, for the fiscal year on account of which the Contributions are made. If the Company pays a Contribution to the Trustee after the last day of the fiscal year on account of which the Contribution is made, the Company shall designate in writing to the Administrator that the payment is on account of the preceding fiscal year. However, Employee Savings Contributions accumulated through payroll deductions shall be paid to the Trustee at the earliest date such contribu-tions can be reasonably segregated from the Company's general assets, but in any event, within ninety days from the date such amounts would have otherwise been payable to the Participant in cash. The provisions of Department of Labor Regulations 2510.3-102 are incorporated herein by reference. Furthermore, any additional Company Elective Contributions shall be paid to the Trustee no later than the last day of the twelve month period immediately following the close of the Plan Year.

     4.7.7 All Company Profit-Sharing, Company Elective, Matching, Employee Savings and Rollover Contributions shall be added to and become part of the funds of the Plan. As of the last day of each Plan Year, such Contributions on account of that Plan Year shall be credited to Participant's Accounts in accord with Section 5.5. If the Company's fiscal year is the same as the Plan Year, Contributions made by the Company on account of any fiscal year shall be deemed to be on account of the same Plan Year. If the Company's fiscal year is different from the Plan Year, Contributions made by the Company on account of any fiscal year shall be deemed to be on account of the Plan Year in which the fiscal year ends.

     4.8 An Employee may contribute Make Up Employee Contributions upon return to employment of the Company following Qualified Military Service. Such Contributions must be made no later than the last day of a period equal to three times the period of the Employee's Qualified Military Service or the last day of a five year period, whichever first occurs after the Employee's reemployment with the Company. The Company will contribute Make Up Company Contributions on behalf of an Employee who returns to employment of the Company following Qualified Military Service within sixty days of such return to employment.
"Make Up Employee Contributions" means Employee Savings Contributions an Employee could have made during a period of Qualified Military Service and "Make Up Company Contributions" means the Company Elective and Matching Contributions and forfeitures that would have been allocated to the accounts of an Employee during a period of Qualified Military Service. Such Contributions shall be based upon the Employee's average compensation for the twelve month period immediately preceding the commencement of his Qualified Military Service. Make Up Employee and Company Contributions shall be made without regard to the limitations of Sections 4.3, 5.8, 14.1 and 15.1 for the Plan Year in which they are paid. At the time of payment, Make Up Employee Contributions shall be credited to Employee Savings Contributions Accounts and Make Up Company Contributions shall be credited to Company Elective and Profit Sharing Contributions Accounts. No earnings shall be credited to Make Up Employee and Company Contributions for any period before such Contributions are paid.

                    ARTICLE V. -- ACCOUNTING

     5.1.1     Contributions shall be credited as follows:

          (a) Company Profit-Sharing Contributions to Company Profit-Sharing Contributions Accounts;

          (b)  Matching Contributions to Matching Contributions Accounts;

          (c) Employee Savings Contributions to Employee Savings Contributions Accounts;

          (d) Company Elective Contributions to Company Elective Contributions Accounts;

          (e)  Rollover Contributions to Rollover Contributions Accounts;

          (f)  Voluntary Contributions to Voluntary Contributions Accounts.

     5.2.2 The Administrator shall establish and maintain separate Company Profit-Sharing and Company Elective Accounts for each Participant. The Adminis-trator shall also establish and maintain, where relevant, an Employee Savings Contributions Account for each Participant making Employee Savings Contributions, a Matching Contributions Account for each Participant entitled to Matching Contributions, a Voluntary Contributions Account for each Participant who has made Voluntary Contributions, a Rollover Contri-butions Account for each Employee making Rollover Contri-butions, a separate Distribution Account pursuant to Section 11.9 for each Beneficiary entitled to Benefits pursuant to
Section 11.5(b) and a Section 415 Suspense Account described in Subsection 5.7(f). Company Profit-Sharing, Company Elective, and forfeitures credited to each Company Profit-Sharing and Company Elective, and where relevant, Employee Savings Contributions credited to each Employee Savings Contributions Account, Matching Contributions credited to each Matching Contributions Account, Voluntary Contributions credited to each Voluntary Contributions Account and Rollover Contributions credited to each Rollover Contributions Account, as adjusted for investment experience, charges under Section 5.4 and other appropriate credits or charges, shall represent the propor-tionate interest in the assets of the Plan of each Participant and Employee. The balance credited to each Distribution Account, as adjusted for investment experience, charges under Sections 5.4 and 11.9 and other appropriate credits or charges, shall repre-sent the proportionate interest in the assets of the Plan of each Beneficiary entitled to Benefits. The maintenance of an Account or Accounts for a Participant or Employee, or a Distribution Account for a Beneficiary, shall not give him a right or claim to, or an interest in, any specific asset or assets of the assets of the Plan, but only the right to receive Benefits in the amount and form and at the time provided in the Plan.

     5.3.3 Within sixty days after the end of each calendar quarter, the Trustee shall furnish the Administrator a written schedule of the total assets of the Plan on such Valuation Date, showing the valuation at fair market value placed on each asset. For pur-poses of this Section, assets of the Plan shall not be deemed to include the Section 415 Suspense Account described in Subsection 5.7(f) and the segregated accounts described in Sections 10.5, 11.9, and 17.11. The Trustee's deter-mination of the value of the assets of the Plan, except for patent errors, may be relied upon conclusively by the Administrator, the Company, Employees, Participants and Beneficiaries without further inquiry. Upon request by the Administrator, the Trustee shall furnish a statement of purchases, sales, gains, losses, income, expenses, taxes, contributions from the Company and distributions to Participants and Beneficiaries since the last accounting.

     Notwithstanding anything to the contrary, the Administrator shall, in its sole discretion, have the authority to direct the Trustee to value Plan assets within sixty days of any date. Any such special valuation of assets may be used in lieu of the valuation provided in the first sentence of this Section for purposes of distributions provided for in Article 11. In making allocations to a Participant's Account or Accounts, the Adminis-trator shall follow the steps set forth in Sections 5.4 and 5.5, as appropriate, taking into account distributions from such Accounts and the amount of such distributions.

     5.4.4 As of each Valuation Date, Accounts of each Participant and Beneficiary and segregated accounts, if any, shall be credited with the income, gain and loss attributable to such Accounts for the period from the preceding Valuation Date to the current Valuation Date based upon the investment experience of the particular investment Fund or Funds for such period and Accounts of each Participant shall be reduced by amounts which are paid out, used or set aside because of retirement, death, disability or termination under
Section 10.1.

     5.5.5 Subject to Sections 5.7, 5.8 and 5.9, allocate Employee Savings, Matching, and Rollover Contributions as follows:

          (a) Allocate Employee Savings Contributions directly to the Employee Savings Contributions Account of the Participant who made the Contributions.

          (b) Allocated Matching Contributions to a Participant's Matching Contribution Account in the amount of fifty percent of Employee Savings Contributions made by the Participant. No Matching Contributions for a Plan Year shall be made with respect to a Partici-pant's Employee Savings Contributions which exceed six percent of the Participant's Compensation.

          (c) Allocate any Rollover Contributions directly to the Rollover Contributions Account of the Participant who made the Contributions.

     5.6.6 Subject to Sections 5.7, 5.8 and 5.9, allocate Company Elective and Profit-Sharing Contributions and forfeitures as follows:
          (a) Allocate the Company Elective Contributions to the Plan on account of the Plan Year to the Company Elective Contribu-tions Accounts of Participants under one or any combination of the following methods in order to satisfy the requirements of Code section 401(k)(3)(A)(ii):

               (i) Apportion to the Company Elective Contri-butions Account of some or all Participants who are Non-Highly Compensated Employees in a manner as determined by the Administrator.

               (ii) Apportion to the Company Elective Contri-butions Account of each Participant who made Employee Savings Contributions during the Plan Year in the ratio that Employee Savings Contributions made by such Parti-cipant bear to the Employee Savings Contributions made by all Participants during the Plan Year.

               (iii)     Apportion to the Company Elective Contri-butions
                    Account of each Participant in the ratio that the Compensation of such Participant for the Plan Year bears to the Compensation of all Participants for the Plan Year.

The Board of Directors of the Company shall determine which of the above methods or combinations thereof to use and, if combinations of methods are used, the amount to allocate under each method.

          (b) Subject to Sections 5.7, 5.8, 5.9, 10.6 and 13.2, allocate Company Profit-Sharing Contributions to the Company Profit-Sharing Contributions Account of each Participant in the ratio that the Compensation of each Participant bears to the Compensation of all Participants.

          (c) Subject to Sections 5.7, 5.8, and 5.9, to the extent not used to restore accounts under Section 10.5 and 11.16 and to reduce Matching Contributions under Section 4.1, allocate forfeitures to the Company Contributions Accounts of Participants on the same basis as in (b) above.

     No allocation shall be made pursuant to this Section to Company Elective and/or Profit-Sharing Contributions Accounts of Participants who are not employed on the last day of the Plan Year.

     5.7.7 For purposes of applying the provisions of Sections 5.8, 5.9 and 5.10:

          (a) "Annual Additions" mean the following amounts credited to a Participant's Account or Accounts for a Plan Year under all Defined Contribution Plans maintained by the Company:
               (i)  Company Contributions.

               (ii) Participant contributions.

               (iii)     Forfeitures.

               (iv) Amounts allocated after March 31, 1984 to an individual medical account, as defined in Code section 415(l)(2), which is part of a Defined Benefit Plan maintained by the Company.

               (v) Amounts paid or accrued after December 31, 1985 by the Company which are attributable to post retirement medical benefits allocable to the separate account of a Key Employee under a welfare benefit fund, as defined in Code section 419(e), which is maintained by the Company.

The following items shall not be treated as Annual Additions:

               (vi) For purposes of the percentage limitation under Section
                    5.8(b), contributions for medical benefits (within the meaning of Code section 419A(f)(2)) after separation from service which are otherwise treated as Annual Additions and any amount otherwise treated as an Annual Addition under Code section 415(l)(1).

               (vii)     Rollover Contributions.

               (viii)    Repayment of loans made to a Participant from the
                    assets of the Plan.

               (ix) Repayment of distributions received by a Participant
                    pursuant to Code  section 411(a)(7)(B).

               (x) Employee contributions to a simplified employee pension excludible from gross income under Code section 408(k)(6).

               (xi) Contributions required to be repaid or recharacterized as
                    Excess Employee Savings Contri-butions pursuant to Section 4.3, Excess Aggregate Contributions pursuant to Section 15.6, and Excess Employee Savings Contributions pursuant to
                    Section 14.7.

          (b) "Defined Benefit Fraction" means the Projected Annual Benefit of a Participant under the Defined Benefit Plan divided by the lesser of:

               (i) One hundred and twenty five percent of the dollar limit in effect under Code section 415(b)(1)(A) for the Plan Year; or

               (ii) One hundred and forty percent of the Partici-pant's average
                    Section 415 Compensation for his highest three consecutive Years of Service.

If the Participant was a participant in a Defined Benefit Plan main-tained by the Company which was in existence on July 1, 1982, the denominator of the fraction will not be less than one hundred and twenty five percent of the annual benefits under such plan which the Participant had accrued as of the end of the plan year for such plan ending after January 1, 1983.

          (c) "Defined Contribution Fraction" means the sum of Annual Additions to the Participant's Accounts as of the close of the Plan Year divided by the sum of the lesser of the following amounts determined for the Plan Year and for each Plan Year in which the Participant is employed by the Company:

               (i) One hundred and twenty five percent of the dollar limitation in effect under Code section 415(c)(1)(A) for the Plan Year; or

               (ii) Thirty-five percent of the Participant's Section 415
                    Compensation for the Plan Year.

          (d) "Excess Amounts" mean, for any Participant for a Plan Year, the excess, if any, of:

               (i) The Annual Additions which would be credited to a Participant's Account or Accounts, without regard to the limitations of Sections 5.8 and 5.9, over

               (ii) The maximum Annual Additions which may be credited to a
                    Participant's Account or Accounts under      Sections 5.8
                    and 5.9.

          (e) "Projected Annual Benefit" means the annual retirement benefit (adjusted to any actuarially equivalent straight life annuity if the plan expresses such benefit in a form other than a straight life annuity or a qualified joint and survivor annuity) of the Participant under the terms of the Defined Benefit Plan on the assumption he continues employment until his normal retirement age as stated in the Defined Benefit Plan, his compensation continues at the same rate in effect in the Plan Year under consideration until the date of his normal retirement age and all other relevant factors used to determine benefits under the Defined Benefit Plan remain constant as of the current Plan Year and all future Plan Years.

          (f) "Section 415 Suspense Account" means the unallocated account established for the purpose of holding Excess Amounts.

     5.8.8 Allocation of Annual Additions to the Account or Accounts of any Participant for a Plan Year under this Plan and all other Defined Contribution Plans maintained by the Company shall be limited to the lesser of:

          (a)  Thirty thousand dollars, or

          (b) Twenty-five percent of the Participant's Section 415 Compensation for the Plan Year.

Participant and Company Contributions and forfeitures in excess of this limit shall be utilized as provided in Subsection 5.10.

     5.9.9 If the Participant presently participates or has ever participated under a Defined Benefit Plan maintained by the Company, the sum of the Defined Benefit Fraction and the Defined Contribution Fraction for a Participant for a Plan Year shall not exceed 1.0.

     5.10.10 If the provisions of Sections 5.8 and 5.9 apply to limit benefits otherwise payable under a Defined Benefit Plan and/or Annual Additions to be allocated to a Participant's account or accounts under a Defined Contribution Plan, the Participant's benefits under the Defined Benefit Plan and/or Annual Additions under the Defined Contribution Plan shall be reduced, to the extent necessary, as follows:

          (a) First, Participant contributions recognized in the computation of Annual Additions, if any, shall be returned to the Participant under this Plan and all other plans permitting such returns.

          (b) Second, if the other plan(s) do not contain any provisions permitting a reduction in benefits or contributions thereunder, the necessary reduction shall be made under this Plan. If the other plan(s) permit reduction but are silent as to the amount of the reduction permitted thereunder, and if the terms of such other plan(s) permit such action, the reduction shall be apportioned between this Plan and the other plan(s) in such a way that the plan having the larger Defined Benefit or Defined Contribution Fraction, as appropriate, shall first absorb the reduction until the plan fractions of all plans are equal, and then the reductions shall be ratable between plans. If the terms of such other plan(s) do not permit such action, the reduction shall be apportioned entirely to any one plan or between or among all plans for which a reduction is appropriate as the Participant may direct by written instructions filed with the Administrator and the plan administrator(s) of such other plan(s).

          (c) Third, Excess Amounts remaining after adjustments under Subsections (a) and (b), above, shall be credited to the Section 415 Suspense Account. Amounts credited to the Section 415 Suspense Account shall be credited to accounts of Partici-pants for the Plan Year immediately following the Plan Year in which such amounts are credited to the Section 415 Suspense Account in the same manner as provided for the allocation of Company Contributions under
Section 5.5. Amounts shall be allocated from the Section 415 Suspense Account before allocation of Company Contributions for such Plan Year. The Section 415 Suspense Account shall not share in any earnings or losses of the assets of the Plan. Excess Amounts, other than Participant Contributions, may not be distributed to Participants or Beneficiaries.

     5.11.11 The Administrator shall furnish each Participant an annual statement of his Account or Accounts as soon as practical following the end of the Plan Year.
                   ARTICLE VI. -- INVESTMENTS

     6.1.1 Each Participant and Beneficiary shall be entitled to direct the manner in which assets credited to his respective Accounts shall be invested and reinvested, at the times and in the manner provided by this Article.

     6.2.2     The Trustee shall create and maintain the following separate
Funds:

          (a) A Fund which shall have as its principal objective a diversified portfolio of equity securities (the "Equity Fund").

          (b) A Fund which shall have as its principal objective the preservation of principal and the production of income (the "Fixed Fund").

          (c) A guaranteed investment contract or a Fund which is primarily invested in guaranteed investment contracts.

          (d) A Fund which is invested exclusively in common stock of the Company.

          (e)  Any other Fund or Funds the Administrator selects to establish.

     6.3.3 Each Participant or Beneficiary shall direct the investment of all contributions made by him and on his behalf in any one, or a combination, of the Funds described above.

     An investment direction shall specify the particular Fund or Funds in which amounts credited to the respective Accounts of a Participant shall be invested. A Participant or Beneficiary may, in accordance with Administrator rules, direct investment of a portion of his Account balances in one Fund and the remaining portion in another Fund or Funds.

     Such investment directions by a Participant or Beneficiary shall cover the full amount credited to his Accounts. In the event a Participant or Beneficiary fails to direct the manner in which assets credited to his Accounts shall be invested, the Trustee shall invest all assets with respect to which no Partici-pant or Beneficiary investment direction is effective in the guaranteed investment contract Fund.

     Investment directions may be made with respect to a Participant's or Beneficiary's existing Accounts as of a Valuation Date by delivering written notice to the Plan Administrator at least thirty days prior to such day.

     An investment direction once given shall be deemed to be a continuing direction until explicitly changed by the Participant or Beneficiary by a subsequent written direction delivered to the Administrator in accordance with this Section. An investment direction for future Contributions may differ from the direction for prior Contributions.
     6.4.4 In addition to directing the manner of the initial investment of Contributions made to his respective Accounts, a Participant or Beneficiary from time to time may direct rein-vestment of assets credited to his respective Accounts as of each Valuation Date upon written notice delivered to the Administrator at least thirty days before the end of such Valuation Date.

     An investment direction change in terms of whole dollar amounts or percentages of the amounts credited to the account of the Participant or Beneficiary but may not be in excess of the amount credited to such account as of such Valuation Date.

     As soon as practical after each Valuation Date, the Trustee shall transfer amounts between the respective Funds equal to the net change in investments as directed by the Participants or Beneficiaries as of such Date.

     6.5.5 Accounts shall be reduced by amounts paid out, used or set aside because of retirement, death, disability or termination under Section 10.1.

     6.6.6 As of each Valuation Date, the Administrator shall credit to the Accounts of each Participant or Beneficiary with the income, gain and losses attributable to such Accounts for the period from the last Valuation Date to the current Valuation Date based upon the investment experience of the Funds for such period.

     6.7 Each Participant and Beneficiary may direct the Trustee how to vote the shares of the Company's common stock held by the Trustee and credited to his Accounts on the record date established for each meeting or solicitation of consents of the shareholders of the Company. For this purpose, the Administrator shall furnish each such Participant and Beneficiary within a reasonable period of time prior to each such meeting for the proxy materials provided to shareholders for the meeting or consent solicitation, together with a form to be returned to the Trustee on which may be set forth the Participant's or Beneficiary's confidential instructions as to the manner of voting such shares of stock. Upon receipt of such instructions, the Trustee shall vote such shares, in person or by proxy, in accordance therewith. If within a reasonable period of time prior to any meeting or conclusion of any consent solicitation of the shareholders of the Company, as specified by the Administrator, no instructions have been received by the Trustee from a Participant or Beneficiary, the Trustee shall vote the shares of the Company's common stock allocated to his Account, in person or by proxy, in the same manner as the Trustee votes the majority of the shares of the Company's common stock for which instructions are received. Unallocated shares of the Company's common stock, if any, held by the Trustee, shall also be voted by the Trustee, in person or by proxy, in the same manner as the Trustee votes the majority of the shares of the Company's common stock for which instructions are received.

     6.8 Each Participant or Beneficiary may direct the Trustee to tender for purchase or acquisition the shares of the Company's common stock held by the Trustee and allocated to his Accounts in the event an offer to purchase, exchange or otherwise acquire such shares is made to all shareholders of the Company's common stock. For this purpose, the Administrator shall furnish to each Participant and Beneficiary within a reasonable period of time the materials provided to shareholders with respect to the offer together with a form to be returned to the Trustee on which the Participant and Beneficiary may set forth confidential instructions with respect to the offer. If within a reasonable period of time, as specified by the Administrator, no instructions have been received by the Trustee from a Participant or Beneficiary relating to the offer, the Trustee shall not tender any shares of the Company's common stock allocated to such Participant's or Beneficiary's Accounts. The Trustee shall also not tender those shares of the Company's common stock it holds, if any, which are not allocated to an Account.
          ARTICLE VII. -- RETIREMENT DATE AND BENEFITS

     7.1.1 A Participant may retire at anytime after the occur-rence of his Normal Retirement Date. Payment of a Participant's Benefits shall commence pursuant to Article 11 no later than his Required Beginning Date even though he is still employed by the Company on such date. In this event, the Employee shall remain a Participant in the Plan until he is no longer classified as an Employee.

     7.2.2 If the value of a Participant's Accounts is $5,000 or less on the Valuation Date immediately following the date the Participant retires, the Administrator shall cause the Trustee to distribute retirement Benefits to him in accordance with Article 11 as of such Valuation Date. If the value of a Participant's Accounts is more than $5,000 on the Valuation Date immediately following the date the Participant retires, the Administrator shall cause the Trustee to distribute retirement Benefits in accordance with Article 11 as of such Valuation Date only if the Participant consents in writing to such distribution. If the Participant does not so consent, the Administrator shall cause the Trustee to distribute such Benefits following the earliest to occur of the Valuation Date immediately following the date the Participant dies or consents in writing to distribution. Provided, however, that distribution must commence on or before the Participant's Required Beginning Date.

     7.3.3 Retirement Benefits shall be full value of the Parti-cipant's Accounts on the Valuation Date immediately preceding the distribution date under
7.1 of such Benefits. A Participant shall be fully vested in his Benefits on his Normal Retirement Date.
                ARTICLE VIII. -- DEATH BENEFITS

     8.1.1 If the value of a Participant's Accounts is $5,000 or less on the Valuation Date immediately following his death, the Administrator shall cause the Trustee to distribute death Benefits to his Beneficiary in accordance with
Article 11 as of such Valuation Date. If the value of a Participant's Accounts is more than $5,000 on the Valuation Date immediately following his death, the Administrator shall cause the Trustee to distribute death Benefits to his Beneficiary in accordance with Article 11 as of such Valuation Date only if the Beneficiary consents in writing to such distribution. If the Beneficiary does not so consent, the Administrator shall cause the Trustee to distribute such Benefits following the earliest to occur of the Valuation Date immediately following the date the Beneficiary dies or consents in writing to distribution. Provided, however, that distribution must commence on or before what would have been the Participant's Required Beginning Date had he survived to such date.

     8.2.2 Death Benefits shall equal the full value of the Participant's Accounts on the Valuation Date immediately preceding the distribution date under
Section 8.1 of such Benefits.

     8.3.3 Each Participant shall designate a Beneficiary or Beneficiaries on a form prescribed by and filed with the Administrator. Each designation may be changed by the Participant by signing and filing with the Administrator a new Beneficiary designation, subject to the provisions of this Article 8. In the event a Participant has not waived the qualified pre-retirement survivor annuity in accordance with Section 11.13, fifty percent of his Benefits, determined as of the Valuation Date immediately preceding distribution, shall be distributed to the Participant's spouse as provided in Section 11.11, as a qualified pre-retirement survivor annuity, and the balance shall be distributed as provided in this Article 8. The provisions of the immediately preceding sentence of this Section shall only apply if the Participant has been married to his spouse for at least 365 days prior to his death.

     8.4.4 In the event a written designation cannot be located or all the designated Beneficiaries predecease or die simultaneously with the deceased Participant, and the provisions of Section 8.3 do not control, the Administrator shall direct the Trustee to distribute all of the Participant's Benefits to his spouse. If there is no spouse, the spouse has predeceased the Participant, or the spouse cannot be located, the Administrator shall direct the Trustee to distribute Benefits to the estate of the deceased Participant.
               ARTICLE IX. -- DISABILITY BENEFITS

     9.1.1 If the value of a Participant's Accounts is $5,000 or less on the Valuation Date immediately following the date the Participant's Total and Permanent Disability occurs, the Administrator shall cause the Trustee to distribute disability Benefits to him in accordance with Article 11 as of such Valuation Date. If the value of a Participant's Accounts is more than $5,000 on the Valuation Date immediately following the date the Participant's Total and Permanent Disability occurs, the Administrator shall cause the Trustee to distribute disability Benefits in accordance with Article 11 as of such Valuation Date only if the Participant consents in writing to such distribution. If the Participant does not so consent, the Administrator shall cause the Trustee to distribute such Benefits following the earliest to occur of the Valuation Date immediately following the date the Participant dies or consents in writing to distribution. Provided, however, that distribution must commence on or before the Participant's Required Beginning Date.

     9.2.2 Disability Benefits shall equal the full value of the Participant's Accounts on the Valuation Date immediately preceding the distribution date under Section 9.1 of such Benefits.
                ARTICLE X. -- SEVERANCE BENEFITS

     10.1.1 A Participant has severed when he terminates employment for a reason other than retirement, death or Total and Permanent Disability. The interests and rights of a severed Participant shall be limited as described in this Article 10.

     10.2.2 If the Company grants a Participant a leave of absence, he shall not be deemed to have terminated his employment under Section 10.1 during his leave. However, if the Participant fails to return to the service of the Company on or prior to the expiration date of his leave, he shall be deemed to have terminated his employment under Section 10.1 on such expiration date. The Company shall grant leaves of absence only on a uniform basis to all Participants under similar circumstances.

     10.3.3 If the value of the vested portion, determined under Section 10.4, of a severed Participant's Accounts is $5,000 or less on the Valuation Date immediately following the date the Participant severs under Section 10.1, the Administrator shall cause the Trustee to distribute severance Benefits to him in accordance with Article 11 as of such Valuation Date. If the value of the vested portion, deter-mined under Section 10.4, of a severed Partici-pant's Accounts is more than $5,000 on the Valuation Date immediately following the date the Participant severs under Section 10.1, the Administrator shall cause the Trustee to distribute severance Benefits to him in accordance with Article 11 as of such Valuation Date, only if the severed Participant consents in writing to such distri-bution. If such Participant does not so consent, the Adminis-trator shall cause the Trustee to distribute severance Benefits to him in accordance with Article 11 following the earliest of the Valuation Date immediately following the day the Participant dies or consents in writing to distribution. Provided, however, that distribution must commence on or before the Participant's Required Beginning Date.

     10.4.4 Severance Benefits shall consist of (a) the full value, on the Valuation Date immediately preceding the date of distribution under Section 10.3, including any Employee Savings made by the Participant since such Valuation Date, of the Participant's Employee Savings, Company Elective, Voluntary and Rollover Contribution Accounts and (b) the following percentage of the value, on the Valuation Date immediately preceding the date of distribution under Section 10.3, of the Participant's Company Profit-Sharing and Matching Contribution Accounts:

     Years of Service                   Vested Percentage

     Less than 1                                   0%
     More than 1 but less than 2                  20%
     More than 2 but less than 3                  40%
     More than 3 but less than 4                  60%
     More than 4 but less than 5                  80%
     More than 5                                 100%

Notwithstanding the above vesting schedule, the vested percen-tage of a Participant's Benefits shall not be less than the vested percentage of such Benefits attained as of the later of the Effective Date or the date this amendment and restatement of the Plan is adopted. In the event the Plan is amended to change or modify any vesting schedule, a Participant with at least three Years of Service as of the expiration date of the election period described in this Section 10.4 may elect to have his vesting percentage in his Benefits computed under the Plan without regard to such amendment. If a Participant fails to make an election, then such Participant shall be subject to the new vesting schedule. The Participant's election period shall commence as of the adoption date of the amendment and shall end sixty days after the latest of:

          (a)  The adoption date of the amendment,

          (b)  The Effective Date, or

          (c) The day the Participant receives written notice of the amendment from the Company or Administrator.

     The remaining portion of the Participant's Company Profit-Sharing and Matching Contribution Accounts shall be a forfeiture as of the earlier of the last day of the Plan Year in which the Participant's Accounts are distributed or in which the Partici-pant incurs five successive One Year Breaks in Service. A Participant's Company Profit-Sharing and Matching Contribution Accounts shall be deemed paid to the Participant even though the Participant's vested percentage in such Account, under this Section, is zero percent.

     Notwithstanding anything in this Section 10.4 to the contrary, a Participant shall be fully vested in amounts credited to his Matching Contributions and Company Contributions Accounts which are attributable to funds received from the Preferred Technical Group, Inc. 401(k) Savings Plan.

     10.5.5 The Company shall cause the Company Profit-Sharing and Matching Contribution Accounts of a Participant, who severed under Section 10.1, and received a distribution of his vested Benefits and forfeited the nonvested portion of his Company Profit-Sharing and Matching Contribution Accounts under
Section 10.4, to be restored in an amount equal to the portion of such Accounts which were forfeited under Section 10.4 because of his severance upon the occurrence of the following conditions:

          (a) The Participant is re-employed by the Company prior to incurring five successive One Year Breaks in Service; and

          (b) The Participant repays the Trustee the amount distributed to him on account of his severance, unadjusted for gains and losses, no later than five years following the date of his reemployment by the Company.

     Such restoration shall be made as of the last day of the Plan Year in which the above conditions occur. A Participant, who has a zero percent vested interest at the time of his severance, is deemed to receive a distribution of his vested Benefits at such time and is deemed to have repaid such Benefits upon his re-employment. Until such restoration is made, the Trustee shall invest the amount repaid by the Participant in a Federally insured interest bearing savings account(s) or time deposit(s) (or a combination of both) or in other fixed income investments. Until the last day of the Plan Year in which the Participant makes the payment, his segregated account shall remain a part of Plan assets, but it alone shall share in any income it earns and it also shall bear any expense or loss it incurs. The Administrator shall direct the Trustee to repay to the Participant as soon as practicable the full amount of his segregated account if the Administrator determines that one or more of the conditions of this Section have not been satisfied.

     To restore the Account, the Administrator, to the extent necessary, will allocate to the Account:

          (a) First, the amount, if any, of forfeitures for the Plan Year which would otherwise be allocated under Subsection 5.6(c);

          (b) Second, the Company Elective or Profit-Sharing Contribution for the Plan Year, to the extent it is made under a discretionary formula.

     To the extent amounts described above are insufficient to enable the Administrator to make the required restoration, the Company shall contribute, without regard to any requirement or restriction of Section 4.1, the additional amount necessary to enable the Administrator to make the required restoration. If, for a particular Plan Year, the Administrator must restore the Accounts of more than one reemployed Participant, the Administrator shall make the restorations to each such Account in the same proportion that a Participant's restored amount for a Plan Year bears to the restored amount for the Plan Year of all such reemployed Participants. The limitation on allocations of Sections
5.8 and 5.9 shall not apply to allocations under this Section.
            ARTICLE XI. -- DISTRIBUTION OF BENEFITS

     11.1.1 Benefits shall be distributed in accordance with this Article 11 following the Valuation Date as of which Benefits are distributable.

     11.2.2 The distribution of Benefits shall occur or commence within sixty days after the Valuation Date as of which Benefits are distributable. However, if the amount of Benefits cannot be ascertained by the end of such sixty day period, the distribution of Benefits shall occur or commence within sixty days following the ascertainment of the amount of Benefits due.

     11.3.3    Distribution of Benefits shall be in cash.

     11.4.4 Each Participant and Beneficiary shall submit to the Administrator, on a form provided by it, his current mailing address. It shall be the duty of each Participant and Benefi-ciary to promptly notify the Administrator of any change of address. In the absence of such notice, the Administrator shall be entitled for all purposes to rely on the last known address of the Participant or Beneficiary.

     11.5.5 The Administrator shall direct the Trustee to distri-bute Benefits, in accordance with the written election of the Participant, in one of the following ways:

          (a)  A single payment, or

          (b) Approximately equal annual or monthly installments over a period of time.

          (c) An annuity, to be purchased from a commercial insurance company with the Participant's Benefits, to be paid over the Participant's life or the joint lives of the Participant and his designated Beneficiary.

     Notwithstanding this Section, if the value of a Participant's vested Benefits as of the Valuation Date as of which Benefits are distributable are not greater than $3,500, the Administrator shall, without consent of the Participant or the Participant's spouse, direct the Trustee to pay the Participant's Benefits in a single payment.

     The Administrator may, in its sole discretion, direct the Trustee to purchase and distribute a nontransferable annuity to the Participant or his Beneficiary in lieu of making a distribution of Benefits which are payable as an annuity in accordance with Sections 11.10 or 11.11.

     11.6.6 Distributions to a Participant and his Beneficiaries shall only be made in accordance with the incidental death benefit requirements of Code section 401(a)(9) and Regulations thereunder, including the minimum distribution incidental benefit requirements of proposed Regulations.

     Distributions, if not made in a single sum, may be made over a period not exceeding one of the following periods, or combination thereof:

          (a) A period certain not extending beyond the Life Expectancy of the Participant.

          (b) A period certain not extending beyond the joint and last survivor Life Expectancy of the Participant and Beneficiary.

          (c)  The life of the Participant.

          (d)  The life of the Participant and Beneficiary.

     Installment distributions under Subsection 11.5(b) shall be subject to the following minimum distributions rules:

          (e) If a Participant's Benefits are to be distributed over a period not extending beyond the Life Expectancy of the Participant or the joint life and last survivor Life Expectancy of the Participant and the Participant's Beneficiary or a period not extending beyond the Life Expectancy of the Beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the first Distribution Calendar Year, must at least equal the quotient obtained by dividing the Participant's Benefits by the Applicable Life Expectancy.

          (f) For calendar years beginning after December 31, 1988, the amount to be distributed each year, beginning with distributions for the first Distribution Calendar Year, shall not be less than the quotient obtained by dividing the Participant's Benefits by the lesser of the Applicable Life Expectancy or, if the Participant's spouse is not the Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of Section 1.401(a)(9)-2 of proposed Regulations. Distributions after the death of the Participant shall be distributed using the Applicable Life Expectancy in Subsection 11.6(a), above, without regard to Section 1.401(a)(9)-2 of proposed Regulations.

          (g) The minimum distribution required for the Participant's first Distribution Calendar Year must be made on or before the Participant's Required Beginning Date. The minimum distribution for the Distribution Calendar Year in which the Participant's Required Beginning Date occurs, must be made on or before December 31 of that Distribution Calendar Year.

          (h) For calendar years beginning before January 1, 1989, if the Participant's spouse is not the Beneficiary, the method of distribution selected must assure that at least fifty percent of the present value of the amount available for distribution is paid within the Life Expectancy of the Participant.

     11.7.7 Notwithstanding any provision of the Plan to the contrary, distributions made upon the death of a Participant shall be made in accordance with the following requirements and shall otherwise comply with Code section 401(a)(9) and Regulations thereunder. If it is determined pursuant to Regulations that the distribution of a Participant's interest has begun and the Participant dies before his entire interest has been distributed to him, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution in effect as of his date of death. If a Participant dies before he has begun to receive any distributions of his interest under the Plan or before distributions are deemed to begin under Regulations, and distributions are not to be made in the form of a qualified pre -retirement survivor annuity, then his death Benefits shall be distributed to his Beneficiary or Beneficiaries by December 31 of the calendar year in which the fifth anniversary of his date of death occurs.

     However, the five year distribution requirement of the preceding paragraph shall not apply to any portion of the deceased Participant's interest which is payable to or for the benefit of a designated Beneficiary. In such event such portion may, at the election of the Participant or the Participant's designated Beneficiary, be distributed over a period not extending beyond the life expectancy of such designated Beneficiary provided such distribution begins not later than December 31 of the calendar year immediately following the calendar year in which the Participant died. However, in the event the Participant's spouse (determined at the date of the Participant's death) is his Beneficiary, the requirement that distribution commence within one year of a Participant's death shall not apply. In lieu thereof, distributions must commence on or before the later of: (a) December 31 of the calendar year immediately following the calendar year in which the Participant dies; or (b) December 31 of the calendar year in which the Participant would have attained age seventy and one-half. If the surviving spouse dies before distribution to such spouse begins, then the five year distribution requirement of this Section shall apply as if the spouse was a Participant.

     For purposes of this Section, the election by a designated Beneficiary to be exempted from the five year distribution requirement must be made no later than December 31 of the calendar year following the calendar year of the Participant's death. Except, however, with respect to a designated Beneficiary who is the Participant's surviving spouse, the election must be made by the earlier of: (a) December 31 of the calendar year immediately following the calendar year in which the Participant would have attained age seventy and a half; or (b) December 31 of the calendar year in which falls the fifth anniversary of the date of the Participant's death. An election by a designated Beneficiary must be in writing and shall be irrevocable as of the last day of the election period stated herein. In the absence of an election by the Participant or a designated Beneficiary, the five year distribution requirement shall apply.

     For purposes of this Section, a distribution of a Participant's interest is considered to begin on his Required Beginning Date, or the date distribution is required to begin to his surviving spouse pursuant to this Section.

     For purposes of applying the provisions of Section 11.6 and this Section 11.7, the following terms have the meanings indicated:

          (a) "Applicable Life Expectancy" means the Life Expectancy (or joint and last survivor Life Expectancy) calculated using the attained age of the Participant or Beneficiary as of the Participant's or Beneficiary's birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date Life Expectancy was first calculated. If the Life Expectancy is being recalculated, the applicable Life Expectancy shall be the Life Expectancy as so recalculated. The applicable calendar year shall be the first Distribution Calendar Year and if the Life Expectancy is being recalculated, such succeeding calendar year.

          (b) "Distribution Calendar Year" means a calendar year for which a minimum distribution is required. For distribution beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin pursuant to Sections 11.6 and 11.7.

          (c) "Life Expectancy" means the Life Expectancy and joint and last survivor Life Expectancy computed by use of the expected return multiples in Tables V and VI of Regulation Section 1.72-9. Unless otherwise elected by the Participant, or his spouse in the case of distributions commencing after the death of a Participant, by the time distributions are required to begin, Life Expectancies shall be recalculated annually. Such election shall be irrevocable as to the Participant or his spouse and shall apply to all subsequent years.
The Life Expectancy of a nonspouse Beneficiary may not be recalculated.

     11.8.8 The Administrator shall permit a Participant or Beneficiary to elect any combination of the two forms of payment specified by Subsections 11.5(a) and (b). A Participant and/or Beneficiary shall also elect the form and timing of payment of his Benefits subject to the distribution requirements of Sections 11.6 and 11.7. Upon the Participant's or Beneficiary's request, the Administrator shall furnish such person an appropriate form for making the election. A Participant or Beneficiary shall make an election under this Section by filing the election form with the Administrator at anytime before the Trustee otherwise would commence payment of a Participant's Benefits in accordance with the requirements of Section 11.2.

     11.9.9 The retirement, disability, death or severance Benefits to be paid to a Participant or Beneficiary pursuant to Section 11.5(b) shall be credited to a Distribution Account prior to the commencement of distribution of the Account pursuant to Section 11.2. If the distribution is made from the Account in such a manner that, as of the last day of the Plan Year following the Plan Year in which the Participant retired, died, became disabled or severed his employment, a net credit balance remains in the Distribution Account, such Distribution Account shall be adjusted as provided in Section 5.4. The amounts paid from a Distribution Account shall, concurrently with such payment, be debited against such Account. To facilitate installment payments, the Administrator may direct the Trustee to segregate all or any part of the Participant's Benefits in a separate account. The Administrator may direct the Trustee to (a) invest such segregated account in Federally insured interest bearing savings account(s) or time deposit(s) (or a combination of both), or in other fixed income investments or (b) purchase a nontransferable annuity contract for a term certain (with no life contingencies) providing for such payment. A segregated account shall remain a part of the assets of the Plan, but it alone shall share in any income, earnings or any expense or loss it incurs.

     11.10.10 Unless waived in accordance with Section 11.12, the Benefits of a Participant on the date payment of his Benefits commences shall be paid in the form of a qualified joint and survivor annuity. A qualified joint and survivor annuity for a married Participant is an annuity purchasable with the Participant's Benefits which is payable for the Participant's life if the Participant is married on the date payment of Benefits commence, with the survivor annuity for the life of the Participant's surviving spouse equal to fifty percent of the amount of the annuity payable for the joint lives of the Participant and his spouse. A married Participant may elect to receive a smaller annuity benefit with continuation payments to his surviving spouse at a rate of seventy-five percent or 100 percent of the rate payable to the Participant during his lifetime, which alternative joint and survivor annuity shall be equal in value to the qualified joint and fifty percent survivor annuity. A qualified joint and survivor annuity for a Participant who is not married is an annuity purchasable with the Participant's Benefits which is payable for the Participant's life. Notwithstanding this Section 11.10, if the value of a Participant's Vested Benefits as of the Valuation Date prior to the date payment of such Participant's Benefits commences under Section 11.2 is not greater than $3,500, the Administrator, in its sole discretion, without Participant or spousal consent, may direct the Trustee to pay the Participant's Benefits in a single payment. This Section 11.10 shall only apply to a Participant who has completed at least one Hour of Service after August 22, 1984.

     11.11.11 If a married Participant dies prior to the commencement of the payment of his Benefits, the Administrator shall direct the Trustee to distribute a portion of the Participant's Benefits to the Participant's surviving spouse in the form of a qualified pre-retirement survivor annuity, unless the Participant has a valid waiver election described in Section 11.13 in effect or unless a Participant and his spouse are not married throughout the one year period ending on the date of his death. The Participant's spouse may direct that payment of the qualified pre-retirement survivor annuity commence within a reasonable period after the Participant's death. If the spouse does not so direct, payment of such benefit will commence at the time the Participant would have attained the later of his Normal Retirement Age or age sixty-two. However, the spouse may select a later commencement date subject to the rules of Sections 11.6 and 11.7.

     A qualified pre-retirement survivor annuity is an annuity which is purchasable with fifty percent of a Participant's Benefits (determined as of the Valuation Date immediately prior to the date distribution of Benefits commences) and which is payable for the life of the Participant's surviving spouse. The Administrator, in its sole discretion, may direct the Trustee to pay the Participant's Benefits in a lump sum in lieu of a qualified pre-retirement survivor annuity if the value of the Participant's Benefits has never exceeded $3,500. This Section shall only apply to a Participant who dies after August 22, 1984 and who has either completed one Hour of Service with the Company after August 22, 1984 or separated from service with the Company with at least ten Years of Service and completed at least one Hour of Service in a Plan Year beginning after December 31, 1975.

     11.12.12 The Administrator shall provide the Participant no less than thirty and no more than ninety days before the Participant's annuity starting date, consistent with regulations prescribed by the Secretary of Treasury, a written explanation of the terms and conditions of the qualified joint and survivor annuity, the Participant's right to make, and the effect of, an election to waive the joint and survivor form of benefit, the rights of the Participant's spouse regarding the waiver election and the Participant's right to make, and the effect of, a revocation of a waiver election. A Participant's annuity starting date is the first day of the first period for which an amount is payable as annuity, or, in the case of a benefit not payable as an annuity, the first day on which all events have occurred which entitle the Participant to such benefit.

     A married Participant's waiver election is not valid unless:

          (a) The Participant makes the waiver election within the ninety day period ending on the date the first payment pursuant to the annuity described in
Section 11.10 is scheduled to be made; and

          (b) The Participant's spouse, to whom the survivor annuity is payable under the qualified joint and survivor annuity, has consented in writing to the waiver election, the spouse's consent acknowledges the effect of the election and a notary public or a representative of the Administrator witnesses the spouse's consent; and

          (c) Such election shall designate a Beneficiary, or a form of Benefits, that may not be changed without spousal consent, unless the consent of the spouse expressly permits designations by the Participant without the requirement of further consent by the spouse.

     The election made by the Participant and consented to by his spouse may be revoked by the Participant in writing without the consent of the spouse at anytime during the election period. The number of revocations shall not be limited. Any new election must comply with the requirements of this paragraph. A former spouse's waiver will not be binding on a new spouse.

     The Administrator may accept as valid a waiver election which does not satisfy the spousal consent requirement described in clause (b) if the Administrator establishes the Participant does not have a spouse, the Administrator is not able to locate the Participant's spouse or other circumstances exist under which the Secretary of the Treasury will excuse the consent requirement. If the spouse is legally incompetent to give consent, the spouse's legal guardian, even if such guardian is the Participant, may give consent.

     11.13.13 The Administrator shall provide each Participant, within the period beginning on the first day of the Plan Year in which the Participant attains age thirty-two and ending on the last day of the Plan Year in which the Participant attains age thirty-four, in a manner consistent with Regulations, a written explanation of the terms and conditions of the qualified pre-retirement survivor annuity comparable to the explanation of the qualified joint and survivor annuity required under Section 11.12. If the Employee does not become a Participant, or is not subject to this Section prior to the time the Administrator must provide the written explanation of the qualified pre-retirement survivor annuity, the Administrator shall provide the written explanation, within a reasonable period, consistent with Regulations, following the time the Employee becomes a Participant or first is subject to this Section, but not later than the close of the second Plan Year following the Plan Year in which the Participant enters the Plan or first becomes a Participant or first is subject to this Section. In the case of a Participant who separates from service with the Company prior to attaining age thirty-five, such notice must be provided within a period beginning one year before separation of service and ending one year after such separation. An earlier waiver, with spousal consent, may be made provided a written explanation of the qualified pre-retirement survivor annuity is given to the Participant and such waiver becomes invalid at the beginning of the Plan Year in which the Participant turns thirty-five.

     A Participant's waiver election of the qualified pre-retirement survivor annuity is not valid unless:

          (a) The Participant makes the waiver election no earlier than the first day of the Plan Year in which he attains age thirty-five; and

          (b) The Participant's spouse, to whom the qualified pre-retirement annuity is payable, satisfies the spousal consent requirements described in
Section 11.12.

Any election to waive the qualified pre-retirement survivor annuity before the Participant's death must be made by the Participant in writing during the election period and shall require the spouse's irrevocable consent in the same manner provided for in Section 11.12. Further, the spouse's consent must acknowledge the specific nonspouse Beneficiary of the alternative form of death benefit to be paid in lieu of the qualified pre-retirement survivor annuity. Notwithstanding the forgoing, the nonspouse Beneficiary of the alternative form of the death benefit need not be acknowledged, provided the consent of the spouse acknowledges that the spouse has the right to limit the consent only to a specific Beneficiary or a specific form of benefit and that the spouse voluntarily elects to relinquish one or both of such rights.

     11.14.14 If the Participant has in effect a valid waiver election regarding the qualified joint and survivor annuity or the qualified pre-retirement survivor annuity, the Administrator shall direct the Trustee to distribute the Participant's Benefits to the Participant or his Beneficiary in the form he has selected in accordance with Section 11.5, subject to the restrictions of Sections 11.6 and 11.7. Furthermore, the Administrator shall permit the Participant's surviving spouse to elect any combination of the two forms of payment described in Subsections 11.5(a) and (b) in lieu of the qualified pre-retirement survivor annuity. For purposes of applying this
Article 11, the Administrator shall treat a former spouse as the Participant's spouse to the extent provided under a Qualified Domestic Relations Order.

     11.15.15 Any amount payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefore shall be deemed paid when paid to the conservator of such person's estate or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Trustee, the Administrator and the Company with respect thereto.

     11.16.16 The Plan does not require either the Trustee or the Administrator to search for, or ascertain the whereabouts of, any Participant or Beneficiary. The Administrator, by certified or registered mail addressed to his last known address of record with the Administrator, shall notify any Participant or Beneficiary that he is entitled to a distribution under the Plan. Such notice shall quote the provisions of this Section. If the Participant or Beneficiary fails to claim his Benefits or make his whereabouts known to the Administrator within two years of the date of mailing the notice, or before termination of this Plan, whichever should first occur, the Administrator shall treat the Participant's or Beneficiary's unclaimed Benefits as forfeited and shall reallocate the unclaimed payable Benefits in the same manner as if such Benefits are forfeitures under Subsection 5.6(c).

     If the Participant or Beneficiary who has incurred a forfeiture of his Benefits under the provisions of the first paragraph of this Section makes a claim at anytime for his forfeited Benefits, the Administrator shall restore the Participant's or Beneficiary's forfeited Benefits to the same dollar amount as the dollar amount of the Benefits forfeited, unadjusted for any gains or losses occurring subsequent to the date of forfeiture. The Administrator shall make the restoration during the Plan Year in which the Participant or Beneficiary makes the claim as follows:

          (a) First, the amount, if any, of forfeitures for the Plan Year of restoration which would otherwise be allocated under Subsections 5.6(c);

          (b) Second, the Company Profit-Sharing Contributions for the Plan Year of restoration to the extent it is made under a discretionary formula.

To the extent amounts described above are insufficient to enable the Administrator to make the required restoration, the Company shall contribute, without regard to any requirement or restriction of Section 4.1, the additional amount necessary to enable the Administrator to make the required restoration. If, for a particular Plan Year, the Administrator must restore the Accounts of more than one former Participant, the Administrator shall make the restorations to such Accounts in the same proportion that a Participant's restored amount for a Plan Year bears to the restored amount for the Plan Year of such former Participants. The limitation on allocations of Sections 5.8 and 5.9 shall not apply to allocations under this Section 11.16.
     The Administrator shall direct the Trustee to distribute the Participant's or Beneficiary's restored Benefits to him not later than sixty days after the close of the Plan Year in which the Administrator restores Benefits.

     11.17.17 The following rules and procedures apply with respect to a domestic relations order received by the Administrator:

          (a) Payments under a Qualified Domestic Relations Order may be made, as of any Valuation Date, after the Participant's Normal Retirement Date but prior to his actual severance under Section 10.1 following the date of distribution designated in such order. The amount to be distributed under such order shall be based on the value of the Participant's Accounts as of such day.

          (b) A Qualified Domestic Relations Order may require a Participant's former spouse to be treated as a spouse for purposes of Article 8 if the Participant and such former spouse were married for twelve consecutive months.

          (c) An alternate payee under a Qualified Domestic Relations Order may be a spouse, former spouse, child or other dependent of a Participant.

          (d) The Administrator shall promptly notify the Participant and alternate payees in writing of its receipt of a domestic relations order and the procedures for determining whether such order is a Qualified Domestic Relations Order. Within a reasonable period of time after receipt of a domestic relations order, the Administrator shall determine whether such order is a Qualified Domestic Relations Order and notify the Participant and each alternate payee of such determination.

          (e) The Administrator, upon receipt of a domestic relations order with respect to a Participant whose Benefits are distributable pursuant to
Section 11.1 but the distribution of which has not yet commenced or whose Benefits have not been completely distributed at the time of receipt of such order, shall, upon receipt of such order, segregate the balance of the Benefits in question, based upon the value of the Participant's Accounts as of the last day of the prior Plan Year, and deposit such amount in a separate, interest bearing bank or savings and loan account pending the Administrator's determination as to whether such order constitutes a Qualified Domestic Relations Order. The Administrator shall direct the Trustee to pay the amounts segregated under this Subsection, plus interest earned on such amounts, as follows:

               (i) If the Administrator determines, within eighteen months after receipt of the order, that it is a Qualified Domestic Relations Order, payment shall be made to the alternate payee or payees specified in such order.

               (ii) If the Administrator determines, within eighteen months after receipt of the order, that it is not a Qualified Domestic Relations Order, payment shall be made to the Participant or his Beneficiary.

               (iii)     If the Administrator has not determined, within
                    eighteen months after receipt of the order, whether it is a Qualified Domestic Relations Order, payment shall be made to those individuals or entities who or which would be entitled to payment if the order did not exist. If the Administrator subsequently determines the order is a Qualified Domestic Relations Order, the Administrator shall only direct the Trustee to make payments to the alternate payee under the order upon such determination and the Administrator and Trustee shall have no responsibility to retroactively modify payments made prior to such determination under this Subsection 11.17(e)(iii).

     11.18 Pursuant to Administrator rules, a Participant may withdraw all or a portion of his Voluntary Contributions Account. Only two such withdrawals may be made in a consecutive twelve month period. Any withdrawal under this
Section 11.18 shall not exceed the value of the Participant's Voluntary Contributions Account on the Valuation Date immediately preceding such withdrawal.

     11.19.19 Each Participant who has suffered financial hard-ship may, prior to his termination of employment, request to withdraw a specified portion of his Employee Savings Contribu-tions (disregarding any earnings on such contributions), his Rollover Contributions Account and his Matching Contributions Account (to the extent vested under Section 10.4). "Financial Hardship", as determined by the Administrator, shall mean the existence of a Participant's immediate and heavy financial need. Such need shall exist if it is necessary for:

          (a) the payment of medical expenses of the Participant, his spouse or dependents;

          (b) the payment of tuition for post-secondary education of the Participant, his spouse, children or dependents;

          (c)  the purchase of the Participant's principal residence;

          (d) payments necessary to prevent eviction of the Participant from his principal residence or foreclosure on his principal residence; and

          (e) other expenses which the Commissioner of Internal Revenue Service indicates will be deemed to be made on account of such need.

     The Participant must demonstrate to the Administrator that a withdrawal under this Section is necessary to satisfy a Financial Hardship. The Participant may demonstrate such need by certifying to the Administrator that the Financial Hardship cannot be relieved:

          (f)  through reimbursement or compensation by insurance or otherwise;

          (g) by reasonable liquidation of the Participant's assets, to the extent such liquidation would not itself cause an immediate and heavy financial need;

          (h) by cessation of Employee Savings Contributions or other contributions under the Plan or other plans maintained by the Company or any other employer;

          (i) by other distributions or nontaxable loans from plans maintained by the Company or other employer; or

          (j) by borrowing from commercial sources on reasonable commercial terms. Assets owned by a Participant's spouse or minor children that are reasonably available to the Participant shall be considered resources of the Participant.

     In lieu of satisfying the five conditions specified in Subsections (f),
(g), (h), (i) and (j), above, a Participant may receive a distribution not in excess of the amount necessary to satisfy the expense of a Financial Hardship if the Participant has obtained all other distributions and all nontaxable loans currently available under this Plan and all other qualified plans maintained by the Company. In order to receive a distribution under this paragraph, the Participant shall not be entitled to make Employee Savings Contributions to any qualified or nonqualified plan of the Company, except for mandatory employee contributions to a defined benefit plan of the Company and employee contributions to health or welfare plans of the Company, within twelve months after the Financial Hardship withdrawal. In addition, the Employee Savings Contributions made in the calendar year following a withdrawal on account of a Financial Hardship under this paragraph shall not exceed the limit under Code section 402(g), reduced by the Employee Savings Contributions which were made in the calendar year of the Financial Hardship withdrawal.

     No withdrawals may be made pursuant to this Section 11.19 until a Participant has completely withdrawn his Voluntary Contributions Account pursuant to Section 11.18. Only that portion of a Participant's Matching Contributions Account attributable to Matching Contributions made more than two years prior to a withdrawal under this Section 11.19 may be withdrawn under this Section. Withdrawals under this Section 11.19 shall first be made from the withdrawing Participant's Employee Savings Contributions until such contributions are depleted, second from the withdrawing Participant's Rollover Contributions Account until such Account is depleted and third from the withdrawing Participant's Matching Contributions Account.

     Any withdrawals under this Section shall be effective as of the payroll period coincident with or next following the Administrator's approval of the withdrawal. Withdrawals under this Section shall not exceed the value of the Participant's Employee Savings Rollover Contributions Account and Matching Contributions Account as of the Valuation Date immediately preceding such withdrawal.

     11.20.20 Notwithstanding any other provision of this Plan to the contrary, any Participant, who has attained age fifty-nine and one-half, may elect to withdraw in one lump sum payment, subject to rules promulgated by the Administrator, the vested portion of all amounts credited to his Accounts effective as of any Valuation Date. An election to so withdraw must be made on a form suitable to the Administrator. Only one election may be made by a Participant under this Section. An amount that a Participant shall elect to withdraw pursuant to this Section shall be paid to the Participant as soon as practical after the effective date of the withdrawal. An election by a Participant under this Section shall not restrict his ability to make Employee Savings Contributions in accordance with the provisions of Article 4 of the Plan.

     11.21.21  The following rules apply to an "Eligible Rollover Distribution":

          (a) This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

          (b)  For purposes of applying the provisions of this Section:

               (i) "Eligible Rollover Distribution" means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code section 401(a)(9); and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

               (ii) "Eligible Retirement Plan" means an individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 403(a), or a qualified trust described in Code section 401(a), that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

               (iii)     "Distributee" means an Employee or former Employee.  In
                    addition, the Employee's or former Employee's surviving spouse and the Employee's for former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order as defined in Code section 414(p), are Distributees with regard to the interest of the spouse or former spouse.

               (iv) "Direct Rollover" means a payment by the Plan to the
                    Eligible Retirement Plan specified by the Distributee.
           ARTICLE XII. -- AMENDMENT AND TERMINATION

     12.1.1 The Company reserves the right to amend the Plan. However, no amendment shall diminish or adversely affect any accrued interest or Benefits of Participants or their Beneficiaries.

     12.2.2 The Company reserves the right to discontinue Contributions to the Plan, to completely terminate the Plan and to partially terminate the Plan. In any such event, all assets of the Plan shall be retained by the Trustee until the Participants or their Beneficiaries are entitled to them under the terms of the Plan. If the Company discontinues contributions to the Plan, the rights of Participants to Benefits accrued to the date of discontinuance shall be non-forfeitable. If the Company partially terminates the Plan, the rights of affected Participants, in that part of the Plan which is terminated, to Benefits accrued to the date of termination shall be non-forfeitable.

     12.3.3 The Company reserves the right to completely terminate the Plan. In such event, the assets of the Plan will be distributed as soon a practical to Participants or their Beneficiaries. If the Company completely terminates the Plan, the rights of Participants to Benefits accrued to the date of termination shall be non-forfeitable.

     12.4.4 The Company reserves the right to partially terminate the Plan. In such event, the assets of the terminated portion of the Plan will be distributed as soon as practical to affected Participants or their Beneficiaries. If the Company partially terminates the Plan, the rights of affected Participants, in that part of the Plan which is terminated, to Benefits accrued to the date of partial termination shall be non-forfeitable.
                ARTICLE XIII. -- TOP HEAVY RULES

     13.1.1    For purposes of applying the provisions of this Article 13:

          (a) "Non-Key Employee" means an Employee, or former Employee, and his Beneficiaries who is not a Key Employee.

          (b) "Permissive Aggregation Group" means the Required Aggregation Group plus any other qualified plans maintained by the Company, but only if such group would satisfy in the aggregate the requirements of Code sections 401(a)(4) and 410. The Administrator shall determine which plans to take into account in determining the Permissive Aggregation Group. In the case of a Permissive Aggregation Group, only a plan that is part of the Required Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is a Top Heavy Group. No plan in the Permissive Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is not a Top Heavy Group.

          (c)  "Required Aggregation Group" means:

               (i) Each qualified plan of the Company in which at least one Key Employee participates in the Plan Year containing the Determination Date or any of the four preceding Plan Years; and

               (ii) Any other qualified plan of the Company which enables a plan described in (i), above, to meet the requirements of Code sections 401(a)(4) or 410.

In the case of a Required Aggregation Group, each plan in the group will be considered a top heavy plan if the Required Aggregation Group is a Top Heavy Group. No Plan in the Required Aggregation Group will be considered a top heavy plan if the Required Aggregation Group is not a Top Heavy Group. An Aggregation Group shall include any terminated plan of the Company if it was maintained within the last five years ending on the Determination Date.

          (d) "Present Value of Accrued Benefit" means, in the case of a Defined Benefit Plan, the Present Value of Accrued Benefits for a Participant other than a Key Employee, determined using the single accrual method used for all plans of the Company and Affiliated Employers, or, if no such single method exists, using a method which results in benefits accruing not more rapidly than the slowest accrual rate permitted under Code section 411(b)(1)(C).

          (e) "Top Heavy Group" means an Aggregation Group in which, as of the Determination Date, the sum of:

               (i) The Present Value of Accrued Benefits of Key Employees under all Defined Benefit Plans included in the group, and
               (ii) The aggregate Accounts of Key Employees under all Defined
                    Contribution Plans included in the group, exceeds sixty percent of a similar sum determined for all Participants.

     13.2.2 If the Plan is top heavy in any Plan Year, the Plan guarantees a minimum contribution of three percent of Compensation for each Non-Key Employee who is a Participant employed by the Company on the last day of the Plan Year. The Plan satisfies the guaranteed minimum contribution for the Non-Key Employee if the Non-Key Employee's contribution rate is at least equal to the minimum contribution. For purposes of this paragraph, a Non-Key Employee Participant includes any Employee otherwise eligible to participate in the Plan but who is not a Participant because his Compensation does not exceed a specified level.

     13.3.3 If the contribution rate for a Plan Year with respect to a Non-Key Employee is less than the minimum contribution, the Company will increase its contribution for such Employee to the extent necessary so his contribution rate for the Plan Year will equal the guaranteed minimum contribution. The Administrator shall allocate the additional contribution to the Account of the Non-Key Employee for whom the Company makes the contribution.

     13.4.4 The Plan is top heavy for a Plan Year if the top heavy ratio as of the Determination Date exceeds sixty percent. The top heavy ratio is a fraction, the numerator of which is the sum of the present value of the Accounts of all Key Employees as of the Determination Date, plus the contribution due as of the Determination Date, and the Denominator of which is a similar sum determined for all Employees. The Administrator shall calculate the top heavy ratio without regard to any Non-Key Employee who was formerly a Key Employee. For Plan Years beginning after December 31, 1984, if a Participant or former Participant has not performed any services for the Company at anytime during the five year period ending on the Determination Date, any accrued benefit for such Participant or former Participant shall not be taken into account for purposes of determining whether this Plan is a top heavy Plan. The Administrator shall calculate the top heavy ratio, including the extent to which it must take into account distributions, rollovers and transfers, in accordance with Code section 416 and Regulations under that Code section.

     If the Company maintains other qualified plans (including a simplified employee pension plan), this Plan is top heavy only if it is part of the Required Aggregation Group and the Permissive Aggregation Group and the top heavy ratio exceeds sixty percent. The Administrator will calculate the top heavy ratio in the same manner as is required by the first paragraph of this Section by taking into account all plans within the Aggregation Group. The Administrator shall calculate the present value of accounts and the other amounts the Administrator must take into account, under Defined Benefit Plans or simplified employee pension plans included within the group, in accordance with the terms of those plans, Code section 416 and Regulations under that Code section. The Administrator shall calculate the top heavy ratio with reference to the Determination Dates that fall within the same calendar year.

     13.5.5 If during any Plan Year the Participant is a participant in both a Defined Contribution Plan and a Defined Benefit Plan which are part of a Top Heavy Group, the Administrator shall apply the limitations of Section 5.9 to such Participant by substituting 100 percent for 125 percent each place it appears in Subsections 5.7(b) and (c). This Section shall not apply if:

          (a) The Plan would satisfy Section 13.2 if the minimum contribution was one percent greater than the guaranteed minimum contribution the Administrator otherwise would calculate, and

          (b)  The top heavy ratio does not exceed ninety percent.
     ARTICLE XIV. -- LIMITATIONS ON ELECTIVE CONTRIBUTIONS

     14.1.1 The annual allocations derived from Elective Contributions to a Participant's Accounts shall satisfy one of the following tests:

          (a) The Actual Deferral Percentage for the Highly Compensated Participant Group shall not be more than the Actual Deferral Percentage for the Non-Highly Compensated Participant Group multiplied by 1.25, or

          (b) The excess of the Actual Deferral Percentage for the Highly Compensated Participant Group over the Actual Deferral Percentage for the Non-Highly Compensated Participant Group shall not be more than two percentage points. Additionally, the Actual Deferral Percentage for the Highly Compensated Participant Group shall not exceed the Actual Deferral Percentage for the Non-Highly Compensated Participant Group multiplied by two. The provisions of Code section 401(k)(3) and Regulation 1.401(k)-1(b) are incorporated herein by reference.

     In order to prevent the multiple use of the alternative method described in
(b) above and in Code section 401(m)(9)(A), any Highly Compensated Participant eligible to make Employee Savings Contributions pursuant to Section 4.2 or to receive matching contributions under this Plan or under any other plan maintained by the Company or an Affiliated Employer shall have his actual contribution percentage ratio reduced pursuant to Regulation 1.401(m)-2, the provisions of which are incorporated herein by reference.

     14.2.2 For the purposes of this Article, Actual Deferral Percentage means, with respect to the Highly Compensated Participant Group and Non-Highly Compensated Participant Group for a Plan Year, the average of the ratios, calculated separately for each Participant in such group, of the amount of Elective Contributions allocated to each Participant's Accounts for the immediately preceding Plan Year, to such Participant's Section 414(s) Compensation for such Plan Year. The Actual Deferral Percentage for each Participant and the Actual Deferral Percentage for each Group shall be calculated to the nearest one-hundredth of one percent. Elective Contributions allocated to each Non-Highly Compensated Partici-pant's Accounts shall be reduced by Excess Employee Savings Contributions returned to the Participant pursuant to Section 4.3 to the extent such excess amounts are made under this Plan or any other plan maintained by the Company.

     For the Plan Year ending December 31, 1997, the Average Deferral Percentage shall be determined on the basis of Elective Contributions and Section 414(s) Compensation for such Year. The Administrator may elect, in accordance with regulations, to use Elective Contributions and Section 414(s) Compensation for the Plan Year to which the limitation of Section 14.1 applies to determine the applicable Actual Deferral Percentage for such Year.

     14.3.3 For the purposes of this Article, a Highly Compensated Participant and a Non-Highly Compensated Participant shall include any Employee eligible to make an Employee Savings Contri-bution pursuant to Section 4.2, whether or not such deferral election was made or suspended pursuant to Section 4.4.

     14.4.4 For the purposes of this Section and Code sections 401(a)(4), 410(b) and 401(k), if two or more plans which include cash or deferred arrangements are considered one plan for the purposes of Code sections 401(a)(4) or 410(b) (other than Code section 410(b)(2)(A)(ii)), the cash or deferred arrangements included in such plans shall be treated as one arrangement. In addition, two or more cash or deferred arrangements may be considered as a single arrangement for purposes of determining whether such arrangements satisfy Code sections 401(a)(4), 410(b) and 401(k). In such a case, the cash or deferred arrangements included in such plans and the plans including such arrangements shall be treated as one arrangement and as one plan for purposes of this Section and Code sections 401(a)(4), 410(b) and 401(k). Plans may be aggregated under this Section only if they have the same plan year.

     14.5.5 For the purposes of this Section, if a Highly Compen-sated Participant is a Participant under two or more cash or deferred arrangements (other than a cash or deferred arrangement which is part of an employee stock ownership plan as defined in Code section 4975(e)(7)) of the Company or an Affiliated Employer, all such cash or deferred arrangements shall be treated as one cash or deferred arrangement for the purpose of determining the Actual Deferral Percentage with respect to such Highly Compensated Participant. This paragraph shall be applied by treating all cash or deferred arrangements ending with or within the same calendar year as a single arrangement.

     14.6.6 In the event the initial allocations of Elective Contributions do not satisfy one of the tests set forth in Section 14.1, the Administrator shall adjust Excess Contributions pursuant to the options set forth below:

          (a) On or before the fifteenth day of the third month following the end of each Plan Year, the Highly Compensated Participant having the largest amount of Employee Savings Contributions contributed for such Year shall have his portion of Employee Savings and, if applicable, Matching Contributions distributed to him or until one of the tests set forth in Section 14.1 is satisfied, or until his Actual Deferral Percentage equals the Actual Deferral Percentage of the Highly Compensated Participant having the second highest Actual Deferral Percentage. This process shall continue until one of the tests set forth in Section 14.1 is satisfied. For each Highly Compensated Participant, the amount of Excess Contributions is equal to the Elective Contributions on behalf of such Highly Compensated Participant (determined prior to the application of this paragraph) minus the amount determined by multiplying the Highly Compensated Participant's Actual Deferral Percentage (determined after application of this paragraph) by his Section 414(s) Compensation. However, in determining the amount of Excess Contributions to be distributed and/or recharacterized with respect to an affected Highly Compensated Participant as determined herein, such amount shall be reduced by any Excess Employee Savings Contributions previously distributed to such affected Highly Compensated Participant for his taxable year ending with or within such Plan Year.

          (b) With respect to the distribution of Excess Contributions pursuant to (a) above, such distribution:

               (i) May be postponed but not later than the close of the succeeding Plan Year;

               (ii) Shall be made first from unmatched Employees Savings
                    Contributions and, thereafter, simultaneously from Employees Savings Contributions which are matched and, if applicable, Matching Contributions which relate to such Contributions. Provided, however, that Matching Contributions, to the extent they are not vested under Section 10.5, shall be forfeited instead of returned to the Participant;

               (iii)     Shall be made from Company Elective Contributions only
                    to the extent that Excess Contributions exceed the balance in the Participant's Employee Savings Contributions Account attributable to Employee Savings Contributions and, if applicable, in the Participant's Matching Contributions Account attributable to Matching Contributions;

               (iv) Shall be adjusted for Income; and

               (v) Shall be designated by the Company as a distribution of Excess Contributions and Income.

          (c) Any distribution and/or recharacterization of less than the entire amount of Excess Contributions shall be treated as a pro rata distribution and/or recharacterization of Excess Contributions and Income.

      ARTICLE XV. -- LIMITATIONS ON MATCHING CONTRIBUTIONS

     15.1.1 The "Actual Contribution Percentage" for the Highly Compensated Participant Group shall not exceed the greater of:

          (a) One hundred and twenty five percent of such percentage for the Non-Highly Compensated Participant Group; or

          (b) The lesser of 200 percent of such percentage for the Non Highly Compensated Participant Group, or such percentage for the Non Highly Compensated Participant Group plus two percentage points. To prevent the multiple use of the alternative method described in this paragraph and Code section 401(m)(9)(A), any Highly Compensated Participant, eligible to make elective deferrals pursuant to any cash or deferred arrangement maintained by the Company or an Affiliated Employer and/or to make employee contributions or to receive matching contributions under any other plan maintained by the Company or an Affiliated Employer, shall have his Actual Contribution Percentage reduced pursuant to Regulation 1.401(m)-1(b) and 1.401(m)-2. The provisions of Code section 401(m) and Regulations 1.401(m)-1(b) and 1.401(m)-2 are incorporated herein by reference.

     For purposes of applying the provisions of this Article 15:

          "Actual Contribution Percentage" for a Plan Year means, with respect to the Highly Compensated Participant Group and Non-Highly Compensated Participant Group, the average of the ratios, calculated separately for each Participant in each group, of:

               (i) The sum of Matching Company Elective Contributions, if any, made pursuant to Article 4 on behalf of each such Participant for the immediately preceding Plan Year, to

               (ii) The Participant's Section 414(s) Compensa-tion for such Plan
                    Year.

For each Plan Year, the Company may elect either to include Matching and/or Company Elective Contributions made pursuant to Article 4 for such Plan Year in the numerator of the fraction described in this Section or as Elective Contributions.

     For the Plan Year ending December 31, 1997, the Average Contribution Percentage shall be determined on the basis of Matching and Company Elective Contributions and Section 414(s) Compensation for such Year. The Administrator may elect, in accordance with regulations, to use Matching and Elective Contributions and Section 414(s) Compensation for the Plan Year for which the limitation of Section 15.1 applies to determine the applicable Actual Contribution Percentage for such Year.

     15.2.2 For purposes of this Article 15, if two or more plans of the Company (other than an employee stock ownership plan as defined in Code section 4975(e)(7)) to which Employee contributions are made, are treated as one plan for purposes of Code sections 401(a)(4) or 410(b) (other than the average benefits test under Code section 410(b)(2)(A)(ii)), such plans shall be treated as one plan for purposes of this Article. In addition, two or more plans of the Company to which Employee contributions are made may be considered as a single plan for purposes of this Article. In such a case, the aggregated plans must satisfy Code section 401(a)(4) and 410(b) as though such aggregated plans were a single plan. Notwithstanding the above, for Plan Years beginning after December 31, 1988, contributions to an employee stock ownership plan as defined in Code section 4975(e)(7) shall not be aggregated with the Plan.

     15.3.3 If a Highly Compensated Participant participates in two or more plans, other than an employee stock ownership plan as defined in Code section 4975(e)(7), which are maintained by the Company or an Affiliated Employer to which Excess Aggregate Contributions are made, all such contributions on behalf of such Highly Compensated Participant shall be aggregated for purposes of this Article.

     15.4.4 For purposes of this Article, a Highly Compensated Participant and Non Highly Compensated Participant shall include any Employee eligible to make and on whose behalf the Company may make Excess Aggregate Contributions, regardless of whether in fact such contributions are made on behalf of such Participant.

     15.5.5 In the event that the Actual Contribution Percentage for the Highly Compensated Participant Group exceeds the Actual Contri-bution Percentage for the Non-Highly Compensated Participant Group pursuant to Section 15.1, the Administrator, on or before the fifteenth day of the third month following the end of the Plan Year, but in no event later than the close of the following Plan Year, shall direct the Trustee to distribute to the Highly Compensated Participant having the largest amount of Matching and Elective Contributions contributed for such Year, and Income allocable to such Contributions, until either one of the tests specified in Section 15.1 is satisfied, or until his Actual Contribution Percentage equals the highest Actual Contribution Percentage of the Highly Compensated Participant having the second highest Actual Contribution Percentage. Provided, however, that Matching Contributions, to the extent they are not vested under Section 10.5, shall be forfeited instead of returned to the Participant. This process shall continue until one of the tests set forth in Section 15.1 is satisfied.

     15.6.6 Any distribution pursuant to Section 15.5 of less than the entire amount of Excess Aggregate Contributions and Income attributable thereto shall be treated as a pro rata distribution of Excess Aggregate Contributions and Income.

     15.7.7 For each Highly Compensated Participant, the amount of Excess Aggregate Contributions is equal to the total of such Contributions made by and on behalf of the Highly Compensated Participant, determined prior to the application of this paragraph, less the amount determined by multiplying the Highly Compensated Participant's Actual Contribution Percentage, determined after application of this paragraph, by his Section 414(s) Compensation for the Plan Year. The Actual Contribution Percentage must be rounded to the nearest one-hundredth of one percent. In no case shall the amount of Excess Aggregate Contributions with respect to any Highly Compensated Participant exceed the amount of such Contributions made on behalf of such Highly Compensated Participant for such Plan Year.

     15.8.8 Notwithstanding the above, within twelve months after the end of the Plan Year, the Company may, on account of the Plan Year, make a qualified non-elective contribution, as defined in Code section 401(m)(4)(C) on behalf of Non-Highly Compensated Partici-pants in an amount sufficient to satisfy one of the tests set forth in Section 15.1. Such contribution shall be allocated to the Elective Contribution Account of some or all Non-Highly Compensated Participants in a manner to be determined by the Administrator. A separate accounting must be maintained with respect to such contributions.

              ARTICLE XVI. -- ALLOCATION OF DUTIES

     16.1.1 The Trustee shall have the powers and duties given to it pursuant to the Plan, including the power to invest the funds of the Plan.

     16.2.2 The Company, the Administrator and the Trustee each shall have only the powers and duties specifically given to it pursuant to the Plan. Neither the Company, the Administrator nor the Trustee shall be responsible for powers or duties allocated to the other pursuant to the Plan or for duties delegated to another party or parties in accordance with the Plan. The Administrator and the Trustee shall each be a named fiduciary for purposes of the Plan.

     16.3.3 The Company, the Administrator and the Trustee each may rely upon any direction or action of or information from the other as proper pursuant to the Plan without inquiry.

     16.4.4 Notwithstanding the forgoing, any individual or party may serve in one or more capacities with regard to the Plan in addition to being a Participant in the Plan.
           ARTICLE XVII. -- MISCELLANEOUS PROVISIONS

     17.1.1 The Plan is are created for the exclusive benefit of Employees of the Company and their Beneficiaries. No assets of the Plan shall ever revert to or be used or enjoyed by the Company, nor shall such assets ever be used other than for the exclusive benefit of Participants or their Beneficiaries.

     17.2.2 Construction of the Plan shall be governed by the law of the state in which the Company's principal office is located. However, the Company intends the Plan to be a qualified profit-sharing plan under Code section 401(a) and any ambiguities in construction shall be interpreted to effectuate such intent.

     17.3.3 Nothing in the Plan or any amendment thereto shall give a Participant, Beneficiary, Employee or other person a right unless it is specifically provided or is accorded by the Company or the Administrator pursuant to the Plan. Nothing in the Plan or any amendment thereto shall be construed as giving a Participant or Beneficiary the right to be retained in the employ of the Company and all persons shall remain subject to discharge at any time to the same extent as if the Plan had not been adopted.

     17.4.4 The interests of Participants and their Beneficiaries are not subject to claims, indebtedness, attachment, execution, garnishment or other legal or equitable process and such interests may not be voluntarily or involuntarily sold, transferred or assigned except that Benefits may be distributed pursuant to a Qualified Domestic Relations Order.

     17.5.5 A successor to the business of the Company, by whatever form or manner arising, may continue the Plan by executing an appropriate written instrument to this effect. If the Plan is continued, the following rules shall apply:

          (a) The successor company shall succeed to the rights and obligations of the Company under the Plan.

          (b) Employees who accept a position with the successor company shall continue as Participants. If an Employee is offered a position with the successor company at compensation not less than that he was receiving from the Company and does not accept the position, he shall be deemed to have terminated his employment within Section 10.1. Any other Employee who does not accept a position with the successor company shall be deemed to have retired, irrespective of his age.

          (c) Every reference to the Company shall be treated as reference to the successor company.

     17.6.6 The Plan shall not be merged or consolidated with, or its assets or liabilities transferred to, any other plan, unless the benefit to which each Participant would be entitled if the Plan terminated immediately following such merger, consolidation or transfer is equal to or greater than the benefit to which each Participant would have been entitled if the Plan had terminated immediately prior to such merger, consolidation or transfer.

     17.7.7 The terms of the Plan shall be binding upon the heirs, personal representatives, administrators, successors and assigns of all parties in interest, except for a successor to the Company electing not to continue the Plan under Section 17.5.

     17.8.8    The cost of administering the Plan may be paid by the Company.
If the Company does not pay the cost of administering the Plan, it shall be paid from assets of the Plan. Taxes relating to assets of the Plan will be paid by the Trustee and charged against the assets to which they are applicable.

     17.9.9 Any employer may adopt the Plan for the benefit of its employees with the consent of the board of directors of the Company. The adoption of the Plan by an employer shall subject it to the provisions of the Plan and shall constitute an automatic delegation to the Company of full authority to amend, alter or modify the Plan. Any such amendment, alteration or modification made by the Company shall be binding upon and effective with respect to each employer. The delegation of authority, however, shall not be deemed to constitute a delegation of authority to terminate the Plan as respects such employer or to terminate the participation of such employer in the Plan. Any participating employer, through action of its board of directors, shall cease to participate in the Plan and shall have the proportionate interest of the funds of the Plan for its Participants set aside and held as a separate fund to be used and applied according to the provisions of the Plan.

     17.10.10 Terms in the masculine shall be deemed to include the feminine, and terms in the singular shall be deemed to include the plural, and vice versa, wherever the context to admits or requires.

     17.11.11 The Administrator, in accordance with a uniform policy, may direct the Trustee to loan money to a Participant. In this event, the following rules shall apply:

          (a) Loans shall be made available to all Participants and Beneficiaries on a reasonably equivalent basis.

          (b) Loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Employees.

          (c) Loans must be adequately secured and bear a reasonable rate of interest.

          (d) No loan shall exceed the value of the vested percentage, determined pursuant to Section 10.5, at the time the loan is made.

          (e) In the event of default, foreclosure on the note and attachment of security will not occur until a distributable event occurs pursuant to the Plan.

          (f) No loans will be made to any Employee who is a Five Percent Owner of an electing small business corporation.

     A separate fund, entitled "Loan Repayment Fund," shall be established for each Participant who borrows pursuant to this Section. Loan principal repayments and interest payments shall be credited to the Loan Repayment Account and shall be segregated from the general Plan assets. Any credit balance in the Loan Repayment Fund shall be invested in general Plan assets.

     17.12.12 In the event the Company makes an excessive Company Contribution under a mistake of fact, as that term is used in Section 403(c)(2)(A) of Title I of the Employee Retirement Income Security Act of 1974, the Company may demand repayment of such amount at any time within one year following the time of payment and the Trustee shall return such amount to the Company within sixty days after such demand.

     IN WITNESS WHEREOF, the Company has caused this Plan document to be executed by its duly authorized officer or representative.

                              SPARTECH CORPORATION



                              By:/s/Bradley B. Buechler
                                 Bradley B. Buechler
                           Title:President